Exhibit 2.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 14, 2015 (the “Execution Date”), is made by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Seller”), Liberty Diversified International, Inc., a Minnesota corporation (“Shareholder”), and Hurco USA, Inc., an Indiana corporation which intends to change its legal name to Milltronics USA, Inc. upon consummation of the sale and purchase transaction which is the subject of this Agreement (“Buyer”).

RECITALS

A.           Seller is engaged in the business (the “Business”) of designing, developing, manufacturing, assembling, selling and distributing “Machine Tool Products”, as such term is defined in Section 8.1 of this Agreement (collectively, the “Business”) and Seller on the Execution Date owns all of the Assets (as defined in Section 1.1 of this Agreement) used in the conduct or operation of the Business.

B.           Seller desires to sell, transfer and assign the Assets to Buyer, and Buyer desires to purchase the Assets from Seller, upon the terms and subject to the conditions set forth in this Agreement.

C.           Buyer is a wholly-owned subsidiary of Hurco Companies, Inc., an Indiana corporation (“Hurco”). Shareholder owns all of the issued capital stock of Seller. Through a wholly-owned subsidiary, Shareholder is also the primary shareholder of Takumi Machinery Co., Ltd., a company limited by shares incorporated under the laws of the Republic of China (“Takumi-Taiwan”). Separately from this Agreement, Shareholder is undertaking pursuant to an Agreement among Hurco, Hurco Manufacturing Limited, a company limited by shares incorporated under the laws of the Republic of China (“HML”), and Shareholder (the “Takumi Sale Agreement”) to cause Takumi-Taiwan to sell certain of its assets and goodwill as a going concern to HML, pursuant to the terms of an Asset Purchase Agreement to be entered into among Takumi-Taiwan, Shareholder, Hurco and HML (the “Takumi APA”).

D.           Shareholder will receive substantial benefits from the consummation of the transactions contemplated by this Agreement and by the Takumi APA, and enters into this Agreement to provide a material inducement to Buyer to enter into and consummate this Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

Exhibit 2.1

Article I

Sale and Purchase of Assets;

Assumption of Certain Liabilities

1.1.        Sale and Purchase of Assets.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, free and clear of all claims, Liens, restrictions, encumbrances or security interests of any nature, all of Seller’s rights, title and interests in and to all of the rights, contracts and other assets of Seller of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, but for all purposes excepting and not including the Excluded Assets (as defined in Section 1.2 of this Agreement) (the assets to be purchased under this Agreement being referred to collectively as the “Assets”).

(b)          The Assets include, without limitation (in each case excepting only the Excluded Assets) all of the following assets of Seller:

(i)	Accounts. All trade accounts receivable that are deemed collectible in the ordinary course of business and without any expected payment delinquency (collectively, the “Accounts” and each such account individually, an “Account”), all prepaid expenses of Seller identified on Schedule 1.1(b)(i) to this Agreement (the “Prepaid Expenses”), and all deposits and refunds to which Seller is entitled.

(ii)	Inventory. All inventory, including all raw materials, work in process and finished goods held for sale in the ordinary course of the Business (collectively, the “Inventory”), including, without limitation, the items of Inventory identified by a physical inspection immediately prior to the Execution Date, which are identified together with their respective book values on Schedule 1.1(b)(ii) to this Agreement. For the avoidance of doubt, in the event any Inventory of Seller as of the Execution Date is not specifically identified on Schedule 1.1(b)(ii), it is nonetheless part of the Inventory and included in the Assets.

(iii)	Customer Orders. All outstanding purchase orders from third parties for the purchase of any product(s) or service(s) from Seller, where such products have not yet been delivered or such services performed, whether such orders are firm or preliminary and whether such orders have been accepted by Seller, except as specifically identified as an Excluded Asset (collectively, the “Customer Orders”). The Customer Orders are identified on Schedule 1.1(b)(iii) to this Agreement.

Exhibit 2.1

(iv)	Equipment. All machinery and equipment and tangible goods used in the operation or conduct of the Business (other than inventory), including, but not limited to, all furniture, fixtures, machinery, equipment, computers and computer equipment, controls, vehicles, parts, tools, supplies, signage, manuals, training materials and other tangible goods used or useful or intended to be used in the operation or conduct of the Business, including any equipment leased by Seller from a third party under a lease intended as security and not a true lease, but not including any Ineligible Equipment (as defined in Section 1.2(c) of this Agreement) (collectively, the “Equipment”). The items of the Equipment that have a remaining book value on Seller’s books as of the Execution Date are identified, together with their respective remaining book values, net of depreciation, on Schedule 1.1(b)(iv) to this Agreement.

(v)	Contract Rights. All rights and interests of in and under each of the Contracts (as defined in Section 3.3(a) of this Agreement) identified on Schedule 1.1(b)(v) to this Agreement (collectively, the “Assumed Contracts”).

(vi)	Intellectual Property. All of each of the following assets (collectively, the “Intellectual Property”): (1) intellectual property; (2) trade secrets; inventions; (3) patents pending and patents; (4) trademarks and other marks, trade names, trade dress, labels and other trade rights, whether or not registered, and all rights to Seller’s legal name, business names and product names and all variations thereof, including, without limitation, all of the trademarks, marks and trade names identified on Schedule 1.1(b)(vi)(a) to this Agreement; (5) computer programs, software, including software in development, manuals and related rights (excepting only those computer programs, software and software in development identified as Excluded Assets); (6) registrations of trademarks and of other marks, registrations of trade names, URLs, internet addresses, domain names, labels or other trade rights, and applications for any such registrations; (7) copyrights, copyright registrations and applications therefor; (8) design and product specifications, product and part designs; know-how, formulae, and all other general intangibles and similar assets; (9) prepaid licenses in favor of Seller, and all software and intellectual property licenses under which Seller is licensor or licensee and which are identified on Schedule 1.1(b)(vi)(b) to this Agreement, and royalties or other agreements relating to any of the foregoing; (10) claims and causes of action relating to any of the foregoing assets identified in items (1) through (9) above, including claims and causes of action for past infringement; and all other intellectual property rights of any character or description.

(vii)	Books and Records/Goodwill. All of Seller’s goodwill and customer lists and customer records, including lists of all past, present, and prospective customers, sales, marketing and promotional materials, including artwork and collateral materials, mailing lists, marketing lists, prospect lists, (collectively, the “Goodwill Assets”); and all training manuals, training materials, and similar items; and all books, records, files, data and databases, correspondence, memoranda, notes, historical sales and purchasing books and records and related information, and all other documents or records (paper or electronic) and other evidence thereof, in each case, used in or related to the operation or conduct of the Business or to any of the Accounts, Inventory, Customer Orders, Equipment, Intellectual Property, Goodwill Assets, the Other General Intangibles, or the Lease Interests (collectively, the “Books and Records”).

Exhibit 2.1

(viii)	Licenses and Permits / Telephone Numbers. All assignable Permits (as defined in Section 3.15 of this Agreement) owned or held by Seller, and all rights related thereto, and all land and cellular telephone numbers for each telephone or cellular communication line or for long distance telephone (“800” numbers) maintained or utilized by Seller in the conduct of the Business, and all of Seller’s Twitter, Facebook, LinkedIn, YouTube, and other social media accounts.

(ix)	General Intangibles. All other general intangibles of Seller (collectively, the “Other General Intangibles”).

(x)	Leases and Leasehold Interests. All leases and leasehold interests identified on Schedule 1.1(b)(x) to this Agreement (collectively, the “Lease Interests”).

1.2.        Excluded Assets.

Buyer shall not purchase, and Seller shall retain, the following assets of Seller (collectively, the “Excluded Assets”):

(a)          cash and cash equivalents;

(b)          all investments, prepaid expenses, customer orders, accounts receivable, notes receivable, deposits and refunds, capitalized software and the other intangible assets of Seller identified on Schedule 1.2(b)(i) to this Agreement, and the customer purchase orders held by Seller (which Buyer has determined are on unacceptable terms or pricing) identified on Schedule 1.2(b)(ii) to this Agreement;

(c)          all equipment identified on Schedule 1.2(c) of this Agreement (“Ineligible Equipment”);

(d)          the personal property and rights of Seller identified on Schedule 1.2(d) to this Agreement;

(e)          any tax assets or claims for refunds of Seller and all tax returns, tax refunds, and tax attributes of Seller;

(f)          all real estate, buildings and other real estate and real estate leasehold improvements owned by Seller;

(g)          Seller’s insurance policies and claims;

Exhibit 2.1

(h)          all accounts receivable and other amounts due to Seller from Shareholder or from Takumi-Taiwan, Takumi Machinery (Kunshan) Co., Ltd., or Milltronics (Jinan) Machine Tool Co., Ltd. (collectively, the “Identified Affiliates”);

(i)          Seller’s minute books, stock records and other general corporate records, all personnel records relating to employees of Seller, e-mail correspondence from or to employees of Seller relating to their employment, compensation or benefits, all documents that constitute attorney-client privileged communications, and all other records that Seller is required by law to retain in its possession (but, as to such other records, with Buyer to be provided copies thereof upon request by Buyer from time to time);

(j)          all rights and obligations under all Contracts of Seller (including without limitation this Agreement), excepting only the Assumed Contracts, including, by way of illustration and without limitation any: (i) employment agreements, Employee Plans (as defined in Section 3.22(a)(ii) of this Agreement) or other employment related Contracts or arrangements, and (ii) Contract creating any Indebtedness (as defined in Section 8.14 of this Agreement) owing by Seller; and

(k)          computer programs, software and software in development identified on Schedule 1.2(k) of this Agreement, and all accounting systems, enterprise resource planning (ERP) systems, and any other system or program that Seller uses to operate, administer, oversee, manage and/or account for the Business, including without limitation, Shareholder’s JD Edwards systems.

1.3.        Assumption of Certain Liabilities.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to assume only (i) Seller’s accounts payable and accrued expenses identified on Schedule 1.3(a)(i) to this Agreement, but only up to the amount shown on such Schedule for each of such accounts payable and accrued expenses (collectively, the “Assumed Payables”); and (ii) those liabilities and obligations under the Assumed Contracts identified on Schedule 1.3(a)(ii) to this Agreement and the obligations under the Assumed Contracts to the extent that such obligations are required pursuant to such Contracts to be performed after the Closing Date (collectively, the “Assumed Contract Liabilities”); and (iii) Seller’s express obligations under its standard written warranty to repair or replace products sold by Seller within one (1) year prior to Closing (collectively the “Contract Warranty Obligations”); and (iv) Seller’s obligations for customer prepayments and deposits received by Seller prior to Closing and identified on Schedule 1.3(a)(iv) to this Agreement (the “Assumed Prepayment/Deposit Obligations”); and (v) the Assumed PTO Obligations (as defined in Section 5.7(d) of this Agreement) assumed pursuant to Section 5.7(d) of this Agreement (collectively, the Assumed PTO Obligations, Assumed Prepayment/Deposit Obligations, Contract Warranty Obligations, the Assumed Contract Liabilities and the Assumed Payables being called the “Assumed Liabilities”).

(b)          Exclusive of solely the Assumed Liabilities, all other obligations, Indebtedness, debts, Taxes, operating expenses, rents, utilities, payables and other liabilities and obligations of Seller of any kind, character or description, whether accrued, absolute, known or unknown, disclosed or undisclosed, contingent or otherwise now existing or hereafter arising (collectively, the “Excluded Liabilities”), are not and shall not be assumed by Buyer and shall be retained and fully paid, satisfied and discharged without cost to Buyer by Seller. Without limitation of the foregoing:

Exhibit 2.1

(i)	Buyer shall not assume any, and Seller shall retain as part of the Excluded Liabilities, all Intercompany Obligations (as defined in Section 8.14(d) of this Agreement);

(ii)	Buyer shall not assume any, and Seller shall retain as part of the Excluded Liabilities, all loans, accounts and other Indebtedness (as defined in Section 8.14(c) of this Agreement) owed by Seller, whether as obligor, guarantor or accommodation party, and whether to financial institutions, officers, members, Shareholder, Affiliates or otherwise to any other Person (as defined in Section 8.14(g) of this Agreement);

(iii)	Buyer shall not assume, and Seller shall retain as part of the Excluded Liabilities, all liabilities and obligations of Seller in respect of any Taxes (as defined in Section 3.21(a)(iv) of this Agreement);

(iv)	Buyer shall not assume, and Seller shall retain as part of the Excluded Liabilities, all liabilities and obligations under all Contracts that are not Assumed Contracts. In particular, but without limitation, Buyer will not assume any liabilities, obligations or Indebtedness now existing or hereafter arising under, or be deemed a successor company to Seller in connection with, any Employee Plan, collective bargaining agreement or other employment related arrangement to which any present or former employees of Seller is or were entitled (including any severance arrangements), and Buyer shall have no obligation to employ any of Seller’s employees; and

(v)	Unless specifically identified in this Agreement as part of the Assumed Liabilities, Buyer shall not assume any, and Seller shall retain as part of the Excluded Liabilities, all liabilities and obligations (whether direct or indirect, accrued or contingent, and whether now existing or hereafter arising) which arise in connection with or relate in any manner to any of the Excluded Assets.

(c)          Seller covenants to pay, discharge and satisfy fully as and when due to be paid or performed all Excluded Liabilities.

Article II

Purchase Price; Closing

2.1.        Purchase Price.

The aggregate purchase price for the sale and purchase of the Assets (the “Purchase Price”) shall be the amount calculated in accordance with the formula set forth on Schedule 2.1 to this Agreement.

Exhibit 2.1

2.2.        Closing.

Upon the terms and subject to the conditions set forth in this Agreement, the closing of the sale and purchase of the Assets (the “Closing”) shall take place on the Execution Date (a) at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South 7th Street, Minneapolis, MN, commencing at 9:00 A.M., Minneapolis time or (b) at such other place and time as the Parties may mutually agree. The Closing shall be deemed effective as of 11:59 p.m. Minneapolis, Minnesota time on the date the Closing occurs (the “Closing Date”). The Parties agree to use commercially reasonable efforts to cause the Execution Date to be the Closing Date.

2.3.        Closing Matters.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i)	At the Closing the Seller and Buyer shall execute a Closing Statement which includes a final calculation of the Purchase Price; and Buyer shall pay to Seller the Purchase Price, less the sum of the Escrowed Funds to be deposited in accordance with Section 2.3(a)(ii) below, and also less the aggregate sum of the Accounts Value (as defined in Section 2.3(b) of this Agreement) as of the Closing Date by wire transfer of immediately available funds in such amount to an account to be designated in writing by Seller at least two business days prior to the Closing Date.

(ii)	Buyer shall deposit the amount of $1,700,000 to be held in escrow (the “Escrowed Funds”) pursuant to the Escrow Agreement (as defined in Section 7.1(l) of this Agreement) for a period of eighteen (18) months, subject to any additional terms set forth in the Escrow Agreement. All earnings on investment of the Escrowed Funds while held in such escrow shall be for the account of Seller and Shareholder, with such earnings to accumulate in the escrow; provided however, such earnings shall also be available to Buyer as additional security for the payment and performance of Seller’s and Shareholder’s obligations under this Agreement and Related Agreements and Takumi-Taiwan’s and Shareholders obligations under the Takumi APA and its “Related Agreements” (as such term is defined in the Takumi APA).

(iii)	Seller shall deliver to Buyer such deeds, bills of sale, endorsements, general assignments, intellectual property assignments, other assignments, transfer documents and other good and sufficient instruments of conveyance and transfer (collectively, the “Related Agreements”), all in form and substance satisfactory to Buyer, as shall be effective to vest in Buyer all of Seller’s rights, title and interests in and to the Assets simultaneously therewith and fully entitle and permit Buyer to operate and conduct the Business, and Seller will take such steps as may be necessary to place Buyer in actual possession and operating control of the Assets. Delivery of the Assets shall be made at Seller’s plant located at 1400 Mill Ln., Waconia, MN 55387 (excepting Inventory or other Assets stored at a leased warehouse location, if the lease for such warehouse premises is assigned to and assumed by Buyer at closing, which shall be delivered to Buyer at such leased location).

Exhibit 2.1

(iv)	Buyer shall deliver to Seller such written undertakings, in form and substance reasonably satisfactory to Seller, whereby Buyer shall assume and agree to perform and fully satisfy the Assumed Liabilities.

(v)	Seller and Buyer shall deliver to each other such other documents, certificates, instruments and writings required to be delivered pursuant to Article VII of this Agreement or otherwise required pursuant to this Agreement.

(b)          “Accounts Value” means the aggregate book value of all Accounts included in the Assets (collectively, the “Included Accounts”), with no netting for Seller’s allowances for collectability. The Accounts Value portion of the Purchase Price will be paid to Seller after Closing as and if payments of Included Accounts are received in good funds by Buyer, with the gross amount collected and received by Buyer in good funds on such Accounts paid to Seller on a weekly basis (the “Weekly Payments”). Any payment of any Included Account which is made to Seller or any Affiliate of Seller after Closing shall be a credit against the Accounts Value portion of the Purchase Price and shall not be thereafter owed by Buyer (the “Collection Credit”). Buyer shall be entitled, at its sole option and with or without any cause or reason, to assign and transfer back to Seller, without recourse and without warranty other than the warranty that all payments thereon received by Buyer have been paid over to Seller and that no Liens are attached thereto which arose through Buyer, all Included Accounts that remain outstanding and unpaid in full or in part as of ninety (90) days after the Closing Date, and the total unpaid amount of such reassigned Included Accounts shall reduce automatically the unpaid Accounts Value portion of the Purchase Price owed by Buyer dollar for dollar (the “Reassigned Credit”). The balance of the Accounts Value which is outstanding one hundred ten (110) days after the Closing Date, minus all Collection Credits and minus the aggregate amount of all Weekly Payments made by Buyer to Seller pursuant to this Section 2.3(b), and minus the Reassigned Credit, shall be to be due and payable by Buyer to Seller on such date.

(c)           Reassignment of Included Accounts to Seller by Buyer pursuant to Section 2.3(b) shall be made by Buyer’s execution and delivery to Seller of an Accounts Assignment in form and substance the same as Exhibit 2.3(b) to this Agreement. Such Account Assignment shall be delivered to Seller the same as a written notice pursuant to Section 8.9 of this Agreement. With respect to all such reassigned Included Accounts, Buyer will cooperate with Seller for a period extending from and after the Closing Date and the earlier of the satisfaction of all customer obligations relating to such reassigned Included Accounts and December 31, 2016, to enable Seller to collect such accounts.

(d)          With respect to all Accounts included in the Excluded Assets that are represented by notes receivable issued by Seller’s customers in connection with sales of products that utilize pay timers to secure such customer’s obligations under such notes receivables, for a period extending from and after the Closing Date and the earlier of satisfaction of all customer obligations relating to such notes receivables and May 31, 2017, Buyer will cooperate with Seller, as a part of Seller’s collection efforts after Closing, to enable Seller to utilize control pay timers which are on the products sold by Seller, so long as such disabling is lawful and permitted in the jurisdiction where the product is located.

Exhibit 2.1

2.4.        Allocation of Purchase Price.

The Purchase Price shall be allocated among the Assets in accordance with the allocation shown on Schedule 2.4 to this Agreement (the “Allocation Schedule”). Each Party agrees (a) to complete jointly and to file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing occurs and (b) that no Party shall take a position on any income, transfer, gains or other tax return, or before any Governmental Entity charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of such allocation.

Article III

Representations and Warranties of Seller and Shareholder

Each of Seller and Shareholder hereby, jointly and severally, represent and warrant to Buyer as of the Execution Date and as of the Closing Date as follows:

3.1.        Organization and Qualification of Seller.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own, lease and operate its properties and the Assets and to carry on its business as now being conducted.

3.2.        Authority of Seller.

Seller has all requisite power and authority to execute and deliver this Agreement and each of the Related Agreements to be executed and delivered by Seller pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Seller, the performance of this Agreement and the Related Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller and no other proceeding on the part of Seller is necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability is limited by the laws of bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies. Upon its execution and delivery by Seller, each Related Agreement will constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability is limited by the laws of bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies.

Exhibit 2.1

3.3.        No Conflict; Required Filings and Consents.

(a)          Except as set forth in Section 3.3 of the Disclosure Schedule delivered by Seller and Shareholder to Buyer on the Closing Date and immediately prior to the Closing (the “Disclosure Schedule”), the execution and delivery of this Agreement and the Related Agreements by Seller will not, and the performance of this Agreement and the Related Agreements by Seller and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws, in each case as amended or restated, of Seller, (ii) conflict with or violate any Laws (as defined in Section 8.14(e) of this Agreement) applicable to Seller or by or to which any of its properties or assets is bound or subject or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien, encumbrance, security interest, mortgage, pledge, claim, option or restriction of any kind whatsoever (collectively “Liens”) on any of the Assets pursuant to, any agreement, real property lease, personal property lease, license, contract, note, mortgage, indenture, arrangement or other obligation to which Seller is a party or by which any of its properties or assets (including, without limitation, the Assets) is bound (each, a “Contract” and collectively, the “Contracts”).

(b)          Except as set forth in Section 3.3(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Related Agreements by Seller will not, and the performance by Seller of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not require Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any court, administrative agency or commission or other governmental entity, authority or instrumentality, whether foreign or domestic (a “Governmental Entity”), or any third party.

3.4.       Authority of Shareholder.

(a)          Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Shareholder has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, instrument or document to be executed and delivered by Shareholder pursuant to this Agreement (collectively, the “Shareholder Related Agreements”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, and is enforceable against Shareholder in accordance with its terms, except to the extent that enforceability is limited by the laws of bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies. Upon its execution and delivery by Shareholder, each Shareholder Related Agreement will constitute the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that enforceability is limited by the laws of bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies.

Exhibit 2.1

(b)          Except as set forth in Section 3.4(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Shareholder Related Agreements by Shareholder will not, and the performance of this Agreement and the Shareholder Related Agreements by Shareholder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate any Laws applicable to Shareholder or by or to which any of its properties or assets is bound or subject or (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any Contract to which Shareholder is a party or by which any of its properties or assets are bound.

(c)          Except as set forth in Section 3.4(c) of the Disclosure Schedule, the execution and delivery of this Agreement and the Shareholder Related Agreements by Shareholder will not, and the performance by Shareholder of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity or any other Person.

3.5.        Ownership of Seller.

Shareholder is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of Seller.

3.6.        Financial Statements.

(a)          Shareholder has previously delivered to Buyer (i) Seller’s unaudited, internally prepared financial statements for the fiscal years ended May 31, 2012, 2013 and 2014, and (ii) its unaudited, internally prepared financial statements for each of the twelve months beginning June 2014 and ended May 31, 2015 (collectively, the “Seller Financial Statements”). Each of the Seller Financial Statements (including any related notes thereto) has been prepared in accordance with GAAP accounting applied on a consistent basis throughout the periods involved and fairly and accurately presents the financial position of Seller at the respective dates indicated therein and the results of operations of Seller for the periods set forth therein.

(b)          Except as set forth in the Seller Financial Statements or Section 3.6(b) of the Disclosure Schedule, (i) Seller is not subject to any liability or obligation (whether direct or indirect, accrued, fixed, contingent or otherwise), other than current liabilities and obligations incurred in the ordinary and usual course of business consistent with past practice, and (ii) there are no facts or circumstances of which Seller or Shareholder has Knowledge that could result in any claims against or obligations or liabilities of Seller that, alone or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

3.7.        Absence of Certain Changes or Events.

Except as set forth in Section 3.7 of the Disclosure Schedule, since April 1, 2015: (i) no tangible asset included in the Assets has been lost, stolen, removed, destroyed or damaged, other than the sale of Inventory sold in the ordinary course of the business of Seller; (ii) no litigation or other proceeding has been commenced by any Person seeking to prevent or restrict the consummation of the sale and purchase transactions contemplated by this Agreement; (iii) there has been no termination (by action of Seller or by resignation or death) of the employment of any employee of Seller who was receiving employment wages or salary from Seller that as of the date of such termination, on an annualized basis, was in excess of $100,000; (iv) no customer of Seller has terminated a purchase order placed with Seller or advised Seller that it is terminating doing business with Seller; (v) Seller has operated the Assets and the Business only in the ordinary and usual course of business consistent with past practice; and (vi) there has not occurred any other event, circumstance or other change that, alone or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

Exhibit 2.1

3.8.         Included Accounts.

All of the Included Accounts represent valid obligations arising from bona fide arms-length transactions in the ordinary course of business; Seller has received no notice from any obligor thereof challenging the validity or collectability of any such Included Accounts; and neither Seller nor Shareholder has Knowledge of any events or circumstances that would reasonably be expected to result in any such Included Accounts not being collectible in the ordinary course of business.

3.9.        Warranty of Title.

Seller owns good, merchantable and transferable title to all of the Assets, all free and clear of all Liens, all free and clear of all Liens except as disclosed on Section 3.9 of the Disclosure Schedule. Upon the sale of the Assets to Buyer pursuant to this Agreement, (a) all rights, title and interests in and to all of the Assets will pass to Buyer on the Closing Date, and (b) all of the Assumed Contracts and assignable Permits included in the Assets will be validly assigned by Seller to Buyer and, except to the extent thereafter amended by Buyer, Buyer shall have all of the rights and privileges thereunder from and after the Closing to the same extent as though Buyer were the original party thereto. Except as set forth in Section 3.9 of the Disclosure Schedule, no person has any right to assert any Lien in any amount against any of the Assets.

3.10.      Property and Equipment.

(a)          Schedule 1.1(b)(iv) of this Agreement sets forth a true, correct and complete list of each item of the Equipment included in the Assets having a remaining book value on Seller’s books as of the Execution Date, net of depreciation, of $1.00 or more.

(b)          Except as set forth in Section 3.10(b) of the Disclosure Schedule, all of the Equipment and other tangible assets of Seller which are part of the Assets (i) are in good operating condition and repair (subject to routine maintenance in the ordinary course of business) and are adequate for the uses to which they are being put in the Business, (ii) together with all other Assets, constitute all of the assets and properties necessary and sufficient for the continued conduct and operation of the Business by Buyer after the Closing in the same manner as conducted by Seller prior to the Closing, other than with respect to Excluded Assets used by Seller in the Business, and (iii) to the extent still having a book value, such value is reflected on the Seller Financial Statements.

Exhibit 2.1

3.11.      Contracts; Leases.

(a)          Section 3.11(a) of the Disclosure Schedule sets forth a true, correct and complete list of all Contracts (including, without limitation, all outstanding, unfulfilled purchase orders) to which Seller is a party or by which any of the properties or assets of Seller (including, without limitation, the Assets) are bound, other than (i) the insurance policies and Employee Plans identified in other Sections of the Disclosure Schedule, if any; (ii) Contracts involving future payments to or by Seller during any twelve-month period aggregating $15,000.00 or less and which are terminable by Seller without further liability or obligation for any or no reason on not more than 30 days’ notice.

(b)          Except as set forth in Section 3.11(b) of the Disclosure Schedule, each of the Assumed Contracts is valid, binding and enforceable in accordance with its terms and there is not any existing default or event of default, or any event which, with or without notice or lapse of time or both, would constitute a default under any of such Assumed Contracts by Seller or, to the Knowledge of Seller, by any other party thereto. In addition, with respect to each such Assumed Contract that is a lease of real or personal property, (i) such lease creates a valid leasehold interest in all premises or property purported to be leased thereunder, (ii) Seller is in possession and quiet enjoyment of all of such premises or property and (iii) neither Seller nor, to the Knowledge of Seller or Shareholder, any other party to such lease has received notice of any violation of any applicable zoning regulation, ordinance or other Law, Order or requirement (including, without limitation, any Hazardous Materials Law (as defined in Section 3.24(a)(iii) of this Agreement)) relating to the premises or property leased thereunder.

3.12.      Related Party Arrangements.

Except as set forth in Section 3.11(a) or 3.12 of the Disclosure Schedule, no current or former director, officer or employee of Seller, Shareholder or any Affiliate of Seller or Shareholder or any such director, officer or employee, is a party to any of the Assumed Contracts, or is an Affiliate of a party (other than Seller or Shareholder) to any Assumed Contract.

3.13.      Major Dealer and Supplier Relationships and Critical Software License Relationships.

(a)          Section 3.13(a) of the Disclosure Schedule sets forth a true, correct and complete list of each dealer (dealer being the name used by Seller to identify its independent distributors) and each other Person to whom Seller sells goods, other than the Identified Affiliates, to which Seller either made sales of $250,000 or more during the 24-month period ended April 30, 2015 (collectively, “Major Dealers”). Except as set forth on Section 3.13(a) of the Disclosure Schedule, to the Knowledge of Seller, its relationship with each of the Major Dealers is good and: (i) since June 1, 2013, there has been no event or occurrence that has materially and adversely affected Seller’s relationship with any of the Major Dealers; (ii) since June 1, 2013, Seller has received no written notice or report that any of the Major Dealers is dissatisfied with Seller or its products or business practices; (iii) as of the Execution Date, Seller has no reason to believe that any of the Major Dealers will so terminate or materially curtail purchases from Seller; (iv) as of the Execution Date, none of the Major Dealers is delinquent or in default in the payment of any amounts owed to Seller, on account or otherwise; and (v) as of the Execution Date, none of the Major Dealers is in default under any agreement with Seller, and Seller has not taken any action to terminate its appointment as a distributor any of the Major Dealers.

Exhibit 2.1

(b)          Section 3.13(b) of the Disclosure Schedule sets forth a true, correct and complete list of the fifteen (15) largest suppliers to Seller, other than the Identified Affiliates, based on gross sums paid by Seller for goods and services to such supplier during the 24-month period ended April 30, 2015 (collectively, the “Major Suppliers”). Except as set forth on Section 3.13(b) of the Disclosure Schedule, to the Knowledge of Seller and Shareholder, Seller’s relationship with each of the Major Suppliers is good and (i) there has been no event or occurrence that has materially and adversely affected Seller’s relationship with any of the Major Suppliers, (ii) Seller has received no written notice that any of the Major Suppliers is dissatisfied with Seller or business practices or has or intends to terminate or materially curtail its sales to Seller, and (iii) Seller has no reason to believe that any of the Major Suppliers will so terminate or materially curtail sales to Seller.

(c)          Except as set for on Section 3.13(c) of the Disclosure Schedule, the Wind River Enterprise License Agreement (“Wind River Agreement”) between by Seller and Wind River Systems, Inc. (“Wind River”) entered into on or about November 2011: (i) is valid, binding and enforceable between Seller and Wind River and in full force and effect; (ii) Seller and, to the Knowledge of Seller and Shareholder, Wind River are each in full compliance with the terms and conditions of the Wind River Agreement; (iii) there have been no amendments to the Wind River Agreement except by written documents disclosed by Seller to Buyer by inclusion in the “Box” data site established by Seller for Buyer’s due diligence in connection with the transaction contemplated by this Agreement; and (iv) there has been no event or occurrence that has materially and adversely affected Seller’s relationship with Wind River.

(d)          Except as set for on Section 3.13(d) of the Disclosure Schedule, the MachineWorks Application Development System Developer Licence Agreement (“MachineWorks Agreement”) between by Seller and MachineWorks Limited (“MachineWorks”) dated June 8, 2008 (i) is valid, binding and enforceable between Seller and MachineWorks and in full force and effect; (ii) Seller and, to the Knowledge of Seller and Shareholder, MachineWorks are each in full compliance with the terms and conditions of the MachineWorks Agreement; (iii) there have been no amendments to the MachineWorks Agreement except by written documents disclosed by Seller to Buyer by inclusion in the “Box” data site established by Seller for Buyer’s due diligence in connection with the transaction contemplated by this Agreement; and (iv) there has been no event or occurrence that has materially and adversely affected Seller’s relationship with MachineWorks.

3.14.      Intellectual Property.

Section 3.14 of the Disclosure Schedule sets forth a true, correct and complete list of all of the Intellectual Property that is patented, registered or otherwise the subject of any filing with any Governmental Entity (other than charter documents, qualifications to do business and other similar documents filed with the secretaries of state or similar officials of any jurisdiction). Except as set forth in Section 3.14 of the Disclosure Schedule, (a) Seller is the true and lawful owner of, and owns all rights, title and interests in and to, all of the Intellectual Property, free and clear of all Liens, (b) the use and registration of the Intellectual Property do not infringe any rights of any other person and, to the Knowledge of Seller and Shareholder, are not being infringed by any other Person and (c) there is no action, suit or proceeding pending or, to the Knowledge of Seller and Shareholder, threatened, by or against Seller regarding the ownership of, or rights to sell or use, any of the Intellectual Property.

Exhibit 2.1

3.15.      Licenses and Permits.

Seller possesses all licenses, permits and other authorizations from Governmental Entities required by applicable provisions of laws, ordinances, rules and regulations (collectively, “Permits”), necessary for the operation of the Business as it exists on the Execution Date and through the Closing Date, all of which are identified in Section 3.15 of the Disclosure Schedule. All such Permits are in full force and effect and, upon the Closing, Buyer shall acquire all rights, title and interests in and to all Permits as shall be necessary to continue to operate the Business after the Closing Date.

3.16.      Product Warranty.

Except as disclosed in Section 3.16 of the Disclosure Schedule, the products manufactured, sold and delivered by Seller at all times prior to the Closing Date are in all material respects in conformity with all applicable contractual commitments and all express and implied warranties of Seller. None of the products sold by Seller since June 1, 2013, are subject to any guaranty, warranty, or other indemnity other than the warranties identified on Section 3.16(a) of the Disclosure Schedule. Except as disclosed on Section 3.16(b) of the Disclosure Schedule, within the past five years, no product liability claims or claims for injury or death related to any of Seller’s products have been received by Seller or, to Seller’s and Shareholder’s Knowledge, threatened against Seller. To Seller’s and Shareholder’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to a claim for product liability against Seller which could reasonably be expected to have a Material Adverse Effect.

3.17.      Inventory.

Except as set forth on Section 3.17(a) of the Disclosure Schedule, each item of the Inventory (i) conforms to the specifications and designs of Seller for such Inventory and (ii) is fit for the purposes for which such item of the Inventory is intended to be used per Seller’s applicable specifications and designs. Except as set forth on Section 3.17(b) of the Disclosure Schedule, each item of the Inventory which is a finished good is merchantable and saleable in the ordinary course of the Business, subject to customer demand to purchase such finished good.

3.18.      Compliance with Law.

Except as set forth in Section 3.18 of the Disclosure Schedule, Seller is in compliance with the terms and conditions of all of the Permits and all Laws applicable to Seller or the Business; and Seller has not received any notification that Seller or any of its business practices are in violation of any Permit or any such Law, other than any violations that would not reasonably be expected to have a Material Adverse Effect.

Exhibit 2.1

3.19.      Absence of Litigation.

Except as set forth in Section 3.19 of the Disclosure Schedule, to the best of Seller’s and Shareholder’s Knowledge: (i) Seller is not a party to, or subject to (or in default under any judgment, Order or decree of any Governmental Entity, or any settlement agreement), any suit, action, proceeding, claim, arbitration, mediation, conciliation, consent decree, audit, review or investigation, whether at law or in equity, before or by any Governmental Entity, or before any arbitrator (each an “Action”); and (ii) there is no Action pending or threatened against Seller or any officer, employee or director of Seller, based on their status as an officer, director or employee of Seller.

3.20.      Insurance.

(a)          Section 3.20(a) of the Disclosure Schedule sets forth a true, correct and complete list of all liability, fire, casualty, fidelity, workers’ compensation and other insurance policies currently held by or on behalf of Seller, and a description of any self-insurance arrangements by or affecting Seller, including any reserves established thereunder. Such policies are in amounts deemed to be adequate by Seller, are sufficient for compliance with all requirements of Governmental Entities and Contracts to which Seller is subject. All such policies are in full force and effect, all premiums with respect thereto are currently paid and Seller has received no notice of cancellation or other notice that any such policy will not be renewed.

(b)          Section 3.20(b) of the Disclosure Schedule sets forth (i) for the fiscal years ended May 31, 2015, and May 31, 2014, a summary of the loss experience under each insurance policy and self-insurance arrangement of Seller (including the respective numbers and aggregate amounts of claims under each), and (ii) a description of all currently outstanding claims (including the name of the claimant, the applicable policy and the amount and brief description of the claim).

3.21.      Taxes.

(a)	As used in this Agreement:

(i)	“Audit” means any audit, assessment of Taxes, examination or other proceeding by the IRS or any other Governmental Entity responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes.

(ii)	“Code” means the Internal Revenue Code of 1986, as amended.

(iii)	“IRS” means the Internal Revenue Service of the United States.

(iv)	“Tax” or “Taxes” means all federal, state, local and foreign taxes, assessments, charges, duties and fees or similar charges of any kind whatsoever (whether imposed directly or through withholding), including, without limitation, all net income, gross income, gross receipts, excise, property, sales, use (or any similar taxes), transfer, franchise, payroll, withholding, social security, employment, environmental business license fees, or other taxes, including any interest, penalties and additions imposed with respect to such amounts, in each case with respect to the income, operations or assets (including, without limitation, the Assets) of Seller.

Exhibit 2.1

(v)	“Tax Returns” means all federal, state, local and foreign tax returns, declarations, estimates, statements, reports, claims for refund, schedules, forms, and information returns and other documents (including any related supporting information) and any amended Tax Return filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

(b)          Except as set forth in Section 3.21(b) of the Disclosure Schedule, (i) Seller has filed or caused to be filed on a timely basis all Tax Returns (subject to extensions of time within which to file any Tax Return) with respect to Taxes that are or were required to be filed by Seller on or prior to the Closing Date, (ii) each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects and (ii) all Taxes have been paid on a timely basis.

(c)          Except as set forth in Section 3.21(c) of the Disclosure Schedule, (i) no Tax Return of or for Seller is currently under Audit by any taxing authority and no notice of any such Audit has been received, and (ii) no deficiencies for any Taxes owing or claimed to be owing by Seller have been proposed, asserted or assessed by any taxing authority with respect to liabilities for Taxes which have not been fully paid or finally settled. The applicable statutes of limitations with respect to the assessment of sales and use Taxes against Seller have expired through and Audits are closed through April 2011. The applicable statutes of limitations with respect to the assessment of income Taxes against Seller have expired and Audits are closed through the fiscal year ended May 31, 2010. There are no outstanding agreements or waivers extending the statute of limitations applicable to any taxable year or Tax Return of Seller.

(d)          Except as set forth in Section 3.21(d) of the Disclosure Schedule, Seller has complied with all withholding Tax requirements and procedures and, in the case of social security, unemployment, employee payroll and withholding Taxes, has withheld amounts from its employees and, with respect to such employees, has filed all Tax Returns regarding employee income Tax withholding and social security, unemployment Taxes and all other payroll Taxes in compliance with applicable Tax withholding provisions and has made all required remittances in respect of such amounts withheld.

3.22.      Benefit Plans.

(a)	As used in this Agreement:

(i)	“Employees” means the employees or former employees of Seller.

Exhibit 2.1

(ii)	“Employee Plans” means any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or other incentive plan, any program, arrangement, agreement or understanding relating to or otherwise affecting the delivery of medical, dental or other health benefits to Employees, any life insurance, accident, disability, workers’ compensation, severance or separation plan, or any other employee benefit plan, including, without limitation, any Plan, and, with respect to all of the above, to which Seller contributes or is a party or is bound or under which it may have liability and under which Employees are eligible to participate or derive a benefit.

(iii)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

(iv)	“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) maintained, contributed to or required to be contributed to by Seller.

(b)          Except as disclosed in Section 3.22(b) of the Disclosure Schedule, Seller does not have, and has not had at any time, any Employee Plans, including, without limitation, any Employee Plan that is subject to Title IV of ERISA (“Defined Benefit Plans”) that Seller or any Person under common control with Seller, within the meaning of Section 4001(b) of ERISA (each, an “ERISA Affiliate”), maintains or has maintained at any time.

3.23.      Labor Matters.

(a)          Section 3.23(a) of the Disclosure Schedule sets forth a true, correct and complete list of all current Employees of Seller as of the Execution Date. There are no Employees whose employment was terminated by Seller with or without cause on or after March 15, 2015, other than the terminations to be effected in connection with the Closing as contemplated by Section 5.7(a).

(b)          Except as set forth in Section 3.23(b) of the Disclosure Schedule, Seller has complied in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours of work and occupational safety and health, including, without limitation, any such laws respecting employment discrimination, and are not engaged in any unfair labor practice as defined in the National Labor Relations Act or other applicable law, ordinance or regulation.

(c)          Except as set forth in Section 3.23(c) of the Disclosure Schedule, no union or labor organization claims to represent any of the Employees and neither Seller nor Shareholder has any Knowledge of any current union organizing activities among the Employees, nor does any question concerning representation exist concerning such Employees. There is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller and Shareholder, threatened before the National Labor Relations Board or any comparable state, local or foreign agency, and there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to their Knowledge, threatened against or directly affecting Seller and during the past five years there has not been any such action.

(d)          Except as set forth in Section 3.23(d) of the Disclosure Schedule, Seller is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to the Employees. No such agreement restricts Seller from relocating or closing any operations.

Exhibit 2.1

(e)          Except as set forth in Section 3.23(e) of the Disclosure Schedule, Seller is not delinquent in payments to any Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such Employees.

(f)          Except as set forth in Section 3.23(f) of the Disclosure Schedule, there are no employment contracts or agreements for a specified duration, agreements providing for severance or other benefits in the event of termination, or agreements establishing a standard of just cause for dismissal between Seller and any of the current or former Employees.

(g)          Upon termination of the employment of any of the Employees on or before the Closing Date, none of Seller, Shareholder and Buyer will be liable, directly or indirectly, to any of the terminated Employees for severance pay or other severance benefits, whether by policy, benefit plan, practice or Contract.

(h)          Except as set forth in Section 3.23(h) of the Disclosure Schedule, there are no complaints, charges, lawsuits or other proceedings pending or, to the Knowledge of Seller and Shareholder, threatened by or before any Governmental Entity by or on behalf of any present or former Employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. There is no grievance or arbitration proceeding arising out of or under collective bargaining agreements or other grievance procedures pending or, to the Knowledge of Seller and Shareholder, threatened, and no claims therefor exist. Neither Seller or Shareholder have received any notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Seller and no such investigation is in progress.

3.24.      Hazardous Materials / Zoning and Legal Compliance.

(a)          As used in this Agreement:

(i)	“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

(ii)	“Hazardous Materials” means any hazardous or toxic substance, material or waste which is considered as such by any Governmental Entity or is otherwise regulated or subject to liability under the laws, rules or regulations of any such jurisdiction, and includes, without limitation, any material or substance that is defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous material,” “toxic substance” or “hazardous chemical” under any Hazardous Materials Law. Without limiting the generality of the foregoing, the term “Hazardous Material” includes, without limitation, any substance containing petroleum or any derivative of petroleum.

Exhibit 2.1

(iii)	“Hazardous Materials Laws” means (A) CERCLA; (B) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (C) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; (D) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (E) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (F) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (G) the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; (H) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (I) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; (J) regulations promulgated under any of the above statutes; and (K) any applicable federal, state or local statute, ordinance, rule or regulation that relates to environmental conditions, human health, industrial hygiene or Hazardous Materials, in each case, as amended.

(iv)	“Real Property” means all real property currently operated, leased or subleased by Seller being commonly referred to as 1400 Mill Lane, Waconia, MN; 225 Industrial Blvd, Waconia, MN; 300 Industrial Blvd, Norwood Young America, MN; and 6815 McKinley Street N.W., Ramsey, MN, and all portions and parcels thereof, including, without limitation, the land and all buildings and improvements thereon and all easements appurtenant thereto.

(b)          Except as set forth in Section 3.24(b) of the Disclosure Schedule, neither Seller nor, to the Knowledge of Seller and Shareholder, any current or previous owner, tenant, occupant, operator or user of any Real Property, has released, discharged, or disposed of any Hazardous Materials on, under, in or about the Real Property. To the Knowledge of Seller and Shareholder, no underground tanks or underground deposits of Hazardous Materials exist or formerly existed on, under, in or about the Real Property.

(c)          Except as set forth on Section 3.24(c) of the Disclosure Schedule, Seller has and, to the Knowledge of Seller and Shareholder, any current or previous owner, tenant, occupant, operator or user of any Real Property has, kept and maintained the Real Property, including, without limitation, the groundwater on or under the Real Property, and conducted the Business in compliance with all applicable Hazardous Materials Laws, except to the extent any such non-compliance would not result in a Material Adverse Effect.

(d)          To the Knowledge of Seller and Shareholder, there are no (i) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, or contemplated or threatened pursuant to any Hazardous Materials Laws concerning or dealing with any Real Property or the Business, (ii) claims made or threatened by any third party, including any Governmental Entity, against Seller, or, to the Knowledge of Seller and Shareholder, any current or previous owner, tenant, occupant, operator or user of any Real Property, or any Real Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials, (iii) occurrences or conditions at any Real Property, at any other property, or associated with the Business which could give rise to any such governmental or regulatory action or third-party claim, or (iv)  occurrences or conditions at any Real Property which could subject Seller or the Real Property to any restrictions on ownership, occupancy, transferability, leasing or use of the Real Property under any Hazardous Materials Laws.

Exhibit 2.1

(e)          To the Knowledge of Seller and Shareholder, neither Seller nor any other Person has received notice of any violation of any applicable zoning regulation, ordinance or other Law, Order or requirement (including, without limitation, any Hazardous Materials Law) relating to the Real Property.

3.25.      No Misleading Statements.

Neither this Agreement (including the Exhibits and Schedules hereto and the Disclosure Schedule), any Related Agreement, any Shareholder Related Agreement, nor any certificate or other document delivered by Seller or Shareholder in connection herewith contains, or will contain when delivered, any untrue statement of a material fact or omits to state, or will omit to state when delivered, a material fact necessary in order to make the statements made herein or therein (or in any such Exhibit or Schedule, the Disclosure Schedule or any such certificate or other document), in light of the circumstances under which they were made, not misleading.

3.26.      Brokers.

Except as set forth in Section 3.26 of the Disclosure Schedule, no broker, finder or investment banker, including any director, officer, employee, Affiliate or associate of Seller or Shareholder, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Seller, Shareholder or any of their Affiliates.

3.27.      Operational Corporate Records.

Except as set forth in Section 3.27 of the Disclosure Schedule and excepting books and records which are an Excluded Asset, all books and records constituting or reflecting the operation and procedures of the Business are being sold, transferred and assigned to Buyer, including, without limitation, all such books and records that detail Seller’s timing and systems for purchases of raw material, maintaining inventory and arranging for and tracking shipping of all finished goods.

Article IV

Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as of the Execution Date and as of the Closing Date as follows:

Exhibit 2.1

4.1.        Organization and Authority.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer, the performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no other proceeding on the part of Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2.        No Conflict; Required Consents and Approvals.

(a)          The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Organization or Operating Agreement of Buyer, (ii) conflict with or violate any United States federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Buyer or by or to which any of its properties or assets is bound or subject or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, any Contracts to which Buyer is a party or by which any of its properties or assets is bound.

(b)          The execution and delivery of this Agreement by Buyer do not, and the performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not, require Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any court, administrative agency or commission or other Governmental Entity, or any third party, except public filings required to be made by Buyer as a public reporting company.

4.3.        Brokers.

No broker, finder or investment banker, including any director, officer, employee, Affiliate or associate of Buyer, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer, Hurco or any of their Affiliates.

Article V

General Covenants

5.1.       Books and Records. For a period not to exceed ninety (90) days after the Closing Date, Seller and Shareholder shall grant to Buyer full access to and uninterrupted use of (including without limitation, the right to copy as determined by Buyer in its sole discretion) Seller’s accounting systems, Books and Records (other than those items described in Section 1.2(i), except as otherwise stated therein), software, enterprise resource planning (ERP) systems, and any other system or program that Seller uses to operate, administer, oversee, manage and/or account for the Business, other than Shareholder’s JD Edwards systems. This grant of use shall be granted by and subject to the terms of the Accounting Systems Use Agreement (as such term is defined in Section 7.1(h) of this Agreement). On the Closing Date, Seller shall deliver to Buyer all of the Books and Records. However, if at any time after the Closing Date, Seller or Buyer discovers any other Books and Records that have not been delivered to Buyer, Seller shall promptly deliver them to Buyer. From and after the Closing Date, Seller may retain copies of such accounting and legal records as Seller may deem reasonably necessary. Seller shall, and shall cause its representatives to, use any information retained pursuant to this Section 5.1 only for a purpose related to the transactions contemplated by this Agreement or for other legitimate business, financial and compliance purposes (e.g., preparing financial statements, tax returns, etc.), in all cases subject to Seller’s and Shareholder’s obligations under Section 8.1, and all of such information shall be and remain subject to the terms and conditions of the Confidentiality Agreement (as such term is defined in Section 8.5 of this Agreement).

Exhibit 2.1

5.2.        Change and Use of “Milltronics” Name, Notice to Vendors.

(a)          Simultaneously with the Closing Date or within one (1) business day thereafter, Seller shall amend its organizational documents so as to change Seller’s corporate name to a name that does not include the word “Milltronics” or any variations thereof (such as words which include the word “Mill”), and file as promptly as practicable after the Closing Date, in all jurisdictions where it is qualified to do business, any documents necessary to reflect such change. At any time and from time to time after the Closing Date, Seller shall execute and deliver to Buyer all consents reasonably requested by Buyer, and shall otherwise reasonably cooperate with Buyer, in order to enable Buyer to use the name “Milltronics” and all variations thereof. From and after the Closing Date, Seller shall immediately cease the use of such name or all variations thereof for all business purposes whatsoever (except that such name may be referred to as a former name in any Tax or other filing required to be made with any Governmental Entity).

(b)          Simultaneously with the Closing Date or within one (1) business day thereafter, Seller and Buyer jointly shall give notice to each of Seller’s vendors of the sale of the Assets by Seller to Buyer by letter or email in the form of Exhibit 5.2(b) to this Agreement.

5.3.        Notification of Certain Matters.

Between the Execution Date and the Closing Date, Seller shall give prompt notice to Buyer of (a) the discovery by Seller of any breach by Seller or Shareholder of any of their respective representations and warranties contained herein, or of any of their covenants contained in Section 5.1 or Section 5.2 hereof; or (b) any event, circumstance or other change in the Assets or the Business, properties, results of operations, condition (financial or otherwise) or prospects of Seller that, alone or in the aggregate, has had or, so far as reasonably can be foreseen at the time of its occurrence, reasonably could be expected to have, a Material Adverse Effect. Each of Seller, Shareholder and Buyer shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

5.4.        Public Announcements.

Seller and Shareholder acknowledge that Buyer is the subsidiary of Hurco, which is a public reporting company, and Hurco will be required to make public filings with the Securities and Exchange Commission following the execution of this Agreement. Except for such filings and other filings mandated by Law, prior to the Closing no Party shall issue any public announcement, report, statement or press release or otherwise make any public statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties.

Exhibit 2.1

5.5.        Confidentiality.

The Parties agree that the terms of this Agreement and the amount of money paid by Buyer to Seller will not be publicized, reported or disclosed, anonymously or otherwise, directly or indirectly, in any manner or under any circumstances, via any medium, to any third parties including but not limited to, news media and newspapers; provided however, the covenants in this Section 5.5 shall not preclude reporting or disclosure of this Agreement and its terms by the Parties (i) to the Parties’ professionals who require such information in performing duties for the Parties and are under a legal duty not to disclose any client information to third parties, (ii) to the Internal Revenue Service and other taxing authorities or (iii) as required under applicable Law or under the rules and regulations of any national securities exchange (to the extent such Party or any of its Affiliates has any of its securities traded or identified thereon).

5.6.        Appropriate Action; Consents; Filings.

From and after the Execution Date, each of the Parties shall use its best efforts (within commercially reasonable limits) to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to satisfy the conditions to the Closing to be satisfied by it and to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from any Governmental Entities or third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by any Party in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable United States federal, state, local or foreign law; provided, that the Parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Parties and their respective advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

5.7.        Employment Matters.

(a)          Seller will terminate the employment of all of the current Employees immediately prior to Closing. Although Buyer shall be under no obligation to hire Employees previously employed by Seller, Buyer may, in its discretion, hire any or all of such employees as new employees of Buyer. Employees of Seller who are hired by Buyer are herein called “Hired Employees.” Terminated Employees of Seller to whom Buyer makes no offer of employment on the Closing Date or within three (3) business days thereafter are herein called the “Non-Offer Employees.” While Buyer has no obligation to do so, Buyer intends to extend offers of employment to no fewer than 70 of the Employees for employment by Buyer in the same position and with the same base compensation, and with employment benefits believed by Buyer to be substantially the same as the value of those employment benefits previously provided by Seller to such Hired Employees immediately prior to the Execution Date.

Exhibit 2.1

(b)          Subject to Section 5.7(d), within 15 days after the Closing Date, Seller shall pay all of the Employees terminated by Seller at the time of or immediately prior to Closing for all vacation time and other paid time off, as applicable, to which they are entitled prior to the Closing Date. Subject to Section 5.7(d), Seller shall be solely responsible to pay for all other liabilities which may exist or arise as a result of wage claims, severance claims, benefit claims, or other employment related claims of any sort of any employees of Seller with respect to all periods prior to the Closing Date.

(c)          Buyer and Seller agree that Buyer shall not be deemed a successor company to Seller in connection with any employment related arrangement or benefit plan to which the present or former employees of Seller are or were entitled (including any severance arrangements). Nothing in this Agreement shall confer upon any of the Hired Employees or former employees of Seller any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature whatsoever under or by reason of this Agreement or the consummation of the transactions contemplated by this Agreement. Buyer shall have the right, at any time and in its sole discretion, to amend or terminate any benefit plan that Buyer may make available to any Hired Employee, without the consent of any person covered thereunder.

(d)          Buyer and Seller agree concurrent with an extension of an offer of employment by Buyer to an Employee terminated by Seller, Buyer will offer to recognize and assume such Employee’s accrued, unused paid time off per Seller’s books and records (“PTO”) in the lesser amount of the accrued, unused PTO earned by such employee as of the Closing Date and PTO equal to 80 hours, conditioned upon such Employee becoming a Hired Employee and such Hired Employee, Seller and Buyer signing an agreement in which such Hired Employee consents to his or her accrued PTO (up to 80 hours) to be transferred to and assumed by Buyer and agrees to look solely to Buyer to honor transferred PTO (a “PTO Transfer Agreement”) in substantially the form of Exhibit 5.7(d) to this Agreement. Seller agrees and acknowledges each Hired Employee may freely decide whether he or she wants to accept Buyer’s offer of assumption of his or her accrued, unused PTO subject to the terms of the PTO Transfer Agreement and Buyer shall not be required or expected under this Agreement to encourage any Hired Employee to accept Buyer’s offer. For the avoidance of doubt, unused PTO accrued by Hired Employees prior to their termination by Seller that Buyer assumes under each executed PTO Transfer Agreement, collectively shall solely constitute the Assumed PTO Obligations.

5.8.        Further Assurances.

At any time and from time to time after the Closing, Seller, at the reasonable request of Buyer and at Seller’s expense and without further consideration, shall execute and deliver any further deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer, and take such other actions as Buyer may reasonably request in order (a) more effectively to transfer, convey, assign and deliver to Buyer, and to place Buyer in actual possession and operating control of, and to vest, perfect or confirm, of record or otherwise, in Buyer all right, title and interest in, to and under the Assets, (b) to assist in the collection or reduction to possession of any and all of the Assets or to enable Buyer to exercise and enjoy all rights and benefits with respect the Assets, or (c) to otherwise carry out the intents and purposes of this Agreement. In the case of rights (including, without limitation, under any Contract) which cannot be transferred effectively without the consent of another Person or Persons, Seller shall use its best efforts (within commercially reasonable limits) to obtain such consent and to assure to Buyer the benefits thereof during the respective terms thereof.

 Exhibit 2.1

5.9.        Transfer of Utilities.         As soon as practicable after the Closing Seller and Buyer shall notify all utility companies serving the real estate covered by the Lease of the change in occupant, and request that meters be read and service transferred over to Buyer. Seller will not take any action to cause any utility services to be shut off until Buyer is able to obtain a transfer of the utility services and accounts for that property.

Article VI

Indemnification

6.1.        Generally.

From and after the Closing, Seller and Shareholder, jointly and severally, shall defend, indemnify and hold Buyer and Hurco and their respective successors and assigns (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) harmless from and against any and all liabilities, losses, damages, claims, demands, fines, penalties, assessments, costs or expenses (including, without limitation, expenses of investigation and defense and reasonable fees and disbursements of counsel), Liens or other obligations of any nature whatsoever (collectively, “Losses”), incurred or suffered by Buyer or Hurco resulting from, related to, arising out of, based upon or by reason of:

(a)          any breach of or inaccuracy in any representation or warranty of Seller or Shareholder set forth in Article III of this Agreement;

(b)          any Excluded Asset or Excluded Liability (including, without limitation, any Excluded Liability that becomes, or is alleged to have become, a liability of Buyer under any doctrine of de facto merger or successor liability, or otherwise by operation of law), including without limitation failure by Seller to fully pay, satisfy and perform when due any Excluded Liability;

(c)          any failure of Seller or Shareholder to fully comply with Section 8.1 of this Agreement;

(d)          any breach or default by Seller or Shareholder of or under this Agreement (excepting only any breach or default covered by Section 6.1(a) above) or any of the Related Agreements, the Escrow Agreement, the Lease, the Accounting Systems Use Agreement, the Releases, the Confidentiality Agreement, or any other agreement, document or instrument delivered by Seller or Shareholder to Buyer at the Closing pursuant to the terms of this Agreement;

(e)          any claim, action, suit, proceeding or investigation of any kind, at law or in equity, arising primarily from any act, omission, event or other condition, known or unknown, that occurred or existed at any time prior to the Closing with respect to any of the Assets, the Business or any of the Assumed Contracts;

Exhibit 2.1

(f)          any claim, action, suit, proceeding or investigation of any kind, at law or in equity, arising in connection with, based upon or related to: (i) any alleged failure of any product or service sold by Seller prior to Closing to comply with applicable state, federal or nationally recognized standards, requirements or regulations, including, as may be applicable under ASTM International; or (ii) any purported defect, non-conformity or insufficiency in any designed, assembled, manufactured or sold by Seller prior to Closing (but not including any claim for failure of Seller or Hurco to perform any Contract Warranty Obligations assumed by Buyer);

(g)          any claim, action, suit, proceeding or investigation of any kind, at law or in equity, arising in connection with, based upon or related to operation by Seller of the Business prior to the Closing or use after Closing of a pay timer by or at the direction or request of Seller to disable or otherwise impair the operation of a product purchased from Seller prior to Closing; or

(h)          the aggregate cost and expense to Buyer of performing and satisfying Seller’s Contract Warranty Obligations, as such expense is accounted for using Buyer’s standard accounting procedures for calculating and booking warranty fulfillment expense, exceeding $77,000.

Seller and Shareholder shall have no right to seek contribution from Buyer or any other Indemnified Party with respect to all or any part of their indemnification obligations hereunder, and such obligations shall not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) by or on behalf of Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement of Seller and Shareholder.

6.2.        Certain Limitations.

(a)          Seller and Shareholder shall have no obligation to indemnify, defend and hold the Indemnified Parties harmless under Section 6.1(a) of this Agreement until the total of all Losses covered thereunder exceeds $150,000, and then only to the extent such Losses exceed $150,000 (the “Threshold”); provided, however, that this Section 6.2 and the Threshold shall not apply to the extent any such Losses are: (i) are indemnified under Section 6.1(b), Section 6.1(c), Section 6.1(d), Section 6.1(e), Section 6.1(f), Section 6.1(g) or Section 6.1(h) of this Agreement; or (ii) are incurred by virtue of or result from fraud, intentional misrepresentation or intentional breach.

(b)          With respect to any breach of or inaccuracy in any representation or warranty set forth in Section 3.6, Section 3.7, Section 3.8, Section 3.10(b)(i) and (iii), Section 3.11, Section 3.12, Section 3.13, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 3.20, Section 3.21, Section 3.22, Section 3.23, Section 3.24, Section 3.25 and Section 3.27 of this Agreement (collectively, the “General Representations”), the aggregate indemnification obligations of Seller and Shareholder under Section 6.1(a) shall not exceed the General Representation Indemnity Cap Amount (as defined in Section 8.17 of this Agreement); provided however, that the foregoing limitation shall not apply to any Losses that may be incurred by an Indemnified Party by virtue of or result from fraud, intentional misrepresentation or intentional breach.

Exhibit 2.1

(c)          The indemnification obligations of Seller and Shareholder under Section 6.1(a), inclusive, shall terminate eighteen (18) months after the Closing Date; provided, however, that with respect to any claim for indemnification of Losses under Section 6.1(a) that is asserted or made on or prior to the end of the period ending eighteen (18) months after the Closing Date, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim; and further provided, that (i) the indemnification obligations of Seller and Shareholder with respect to any Losses that may be incurred by virtue of or result from (a) any breach by Seller and Shareholder of their respective representations, warranties, covenants or agreements set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.9, Section 3.10(b)(ii), Section 3.14, Section 3.21 and Section 8.1 of this Agreement or in this Article VI, or (b) fraud or intentional misrepresentation or intentional breach, shall not terminate on eighteen (18) month after the Closing Date, but shall continue in full force and effect thereafter subject only to any applicable statutes of limitations, and (ii) the indemnification obligations of Seller and Shareholder under Section 6.1(b), Section 6.1(c), Section 6.1(d), Section 6.1(e), Section 6.1(f) and Section 6.1(g) of this Agreement shall not terminate eighteen (18) month after the Closing Date, but shall continue indefinitely. Notwithstanding any provision herein to the contrary, any claims for indemnification asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from an Indemnified Party to Seller or Shareholder prior to the expiration date of the applicable survival period for such claim shall not thereafter be barred by the expiration of the relevant survival period and such claims shall survive until resolved.

6.3.        Indemnification Procedures

(a)          Procedure for Claims. An Indemnified Party entitled to indemnification under this Article VI wishing to assert a claim for indemnification under this Article VI (a “Claim”) shall deliver to the Party or Parties from whom indemnification is sought (collectively, the “Indemnifying Party”) a written notice (a “Claim Notice”) that (i) states in reasonable detail the facts constituting the basis for the Losses claimed, (ii) states the amount (the “Claim Amount”) of any Losses claimed by the Indemnified Party, to the extent then known, (iii) states that the Indemnified Party is entitled to indemnification under this Article VI and sets forth the Indemnified Party’s explanation of the basis therefor, and (iv) includes a demand for payment in the amount of such Losses. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall (A) agree that the Indemnified Party is entitled to receive all of the Claim Amount (in which case such response shall, if Buyer is the Indemnified Party and has requested that the Claim Amount be paid from the Escrowed Funds, be accompanied by instructions from Seller to the Escrow Agent to pay Buyer the Claim Amount from the Escrowed Funds), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claim Amount (the “Agreed Amount”) (in which case such response shall, if Buyer is the Indemnified Party, be accompanied by instruction from Seller to the Escrow Agent to pay Buyer the Agreed Amount, to the extent acknowledged by the Indemnifying Party, from the Escrowed Funds), or (C) contest that the Indemnified Party is entitled to receive any of the Claim Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claim Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response (the “Resolution Period”), the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction.

Exhibit 2.1

(b)          Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to, or arising out of the initiation or assertion of any Third-Party claim, demand, suit or other proceeding (a “Third-Party Claim”) shall be subject to the following additional procedures and provisions. An Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit, or proceeding relating to a Third-Party Claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim or demand by a Third Party (a “Third-Party Claims Notice”). Such Third-Party Claims Notice shall (i) state in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim, (ii) state the sections of this Agreement with respect to which indemnification is being claimed for such Losses and that the Indemnified Party if entitled to Indemnification under this Article VI, and (iii) state the amount of the Losses being claimed. Within 20 days after delivery of such Third-Party Claims Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding, or claim with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party may not assume control of the defense of any action, suit, proceeding, or claim that seeks non-monetary relief or criminal penalties. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on concurring advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third-Party Claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Losses for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one additional counsel for all Indemnified Parties. The Party controlling such defense shall (A) keep the other party advised of the status of such Third-Party Claim and the defense thereof, (B) provide the other Parties with reasonable access to all relevant information and documentation relating to the Third-Party Claim and the prosecution or defense thereof, and (C) consider recommendations made by the other Parties with respect thereto. After any assumption of the defense or prosecution of any Third-Party Claim by Seller and Shareholder, (x) they shall not be liable to the Indemnified Parties for any legal expenses thereafter incurred by the Indemnified Parties in connection with the defense or prosecution thereof other than reasonable costs of investigation and any costs incurred in the course of such defense or prosecution, and (y) they shall have the right to control the defense and settlement (including all decisions relation to litigation, defense and appeal) of any such Third-Party Claim, provided however that: (1) the Indemnified Parties shall not agree to any settlement of such Third-Party Claim without the prior written consent of the Indemnifying Party; and (2) the Indemnifying Party shall not agree to any settlement of such Third-Party Claim that does not include a complete release of the Indemnified Parties from all liability with respect thereto or that imposes any liability or obligation on any of the Indemnified Parties. Seller and Shareholder shall have no indemnification obligations with respect to any Third-Party Claim that is settled by Buyer or any other Indemnified Party without the prior written consent of Seller and Shareholder (which consent shall not be unreasonably withheld or delayed), other than any Third-Party Claim as to which Seller and Shareholder shall not have fully, and without condition, assumed the defense or prosecution.

Exhibit 2.1

(c)          If, within twenty (20) days of the Seller and Shareholder’s receipt of a Third-Party Claims Notice, Seller and Shareholder have not elected to defend the Third-Party Claim, or if in the reasonable judgment of Buyer, Seller and Shareholder fail to adequately and timely defend the Third-Party Claim, the Indemnified Parties shall have the right to assume control of the defense and/or compromise of such Third-Party Claim, and the costs and expenses of such defense, including reasonable attorneys’ fees and expenses, shall be added to the Losses related to that Third-Party Claim.

(d)          Buyer, Seller and Shareholder each hereby consents to the non-exclusive jurisdiction of any court in which any Third-Party Claim may be brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against Seller and Shareholder pursuant to this Agreement in connection with such Third-Party Claim.

6.4.        Joint and Several Obligations; Escrow Agreement; Set-Off.

(a)          All Losses incurred by Buyer or any other Indemnified Party that are subject to indemnification under this Agreement by Seller and Shareholder shall be payable by Seller and Shareholder, jointly and severally.

(b)          All Losses for breach of any General Representation which are indemnified under Section 6.1(a) of this Agreement shall be payable first from the Escrowed Funds, to the extent of such funds, and in accordance with the terms and conditions of the Escrow Agreement. All other Losses that are indemnified pursuant to Section 6.1 may be recovered by Buyer or any other Indemnified Party from the Escrowed Funds, to the extent of such funds, or at Buyer’s option, first by direct payment by Seller and Shareholder and with recourse against the Escrowed Funds for such Losses being thereafter at Buyer’s election. Neither the exercise nor the failure to exercise any of the Buyer’s rights under the Escrow Agreement shall constitute an election of remedies or limit any of the Indemnified Parties in any manner in the enforcement of any other remedies that may be available to the Indemnified Parties. Under no circumstances shall the liability of Seller and Shareholder for Losses incurred by any of the Indemnified Parties that are subject to indemnification by Seller and/or Shareholder be limited to the Escrowed Funds. The Parties acknowledge the Escrow Agreement and the Escrowed Funds held thereunder also secure and are available, pursuant to the terms of the Takumi APA, to pay amounts owed to HML under or pursuant to the indemnifications provided to HML by Takumi-Taiwan and Shareholder in the Taiwan APA.

(c)          Buyer shall not, and shall not have any right to, setoff any Loss suffered by Buyer or any Indemnified Party against any payment to be made by Buyer to Seller or Shareholder under this Agreement or any other agreement between or among the Parties.

Exhibit 2.1

6.5.        Losses Net of Insurance, Tax Benefits. Tax Treatment.

(a)          The amount of any Losses for which indemnification is provided under this Article VI shall be net of any amounts recovered or recoverable with commercially reasonable efforts by the Indemnified Party under insurance policies. Further, the amount of any Losses for which indemnification is provided under this Article VI shall be computed to take account of any net Tax benefit actually realized by the Indemnified Parties in the year it incurs the Losses as the result of being able to deduct the Losses for Tax purposes, if allowed by applicable Law. For purposes of the preceding sentences: (i) the amount of any Tax benefit shall be reduced to the extent the Indemnified Parties actually incurs any Tax detriment as a result of currently including an indemnification payment into income as required by applicable Tax law; and (ii) in computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the incurrence or payment of any indemnified Losses.

(b)          All indemnification payments made under this Article VI shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

6.6.        Attorneys’ Fees.

In the event any Party initiates any legal action to recover Losses or to otherwise obtain enforcement of its indemnification rights under this Article VI or to otherwise enforce this Agreement, the Party prevailing in such action shall be entitled to recover from the other Parties to such action all of such prevailing Party’s reasonable out-of-pocket expenses, including reasonable attorneys’ and paralegals’ fees, expert witness fees and expenses incurred in connection therewith. The payment of such expenses is in addition to any other relief to which such prevailing Party may be entitled. In all events, this Section 6.6 shall survive the termination of this Agreement.

6.7.        Payments Due.

Except where otherwise specifically provided in this Article VI, subject to a dispute in good faith, all payments to be made by one Party to any other Party under this Article VI shall be paid within thirty (30) days of written demand.

6.8.        Sole Remedy.

Except with respect to claims based on fraud or intentional misrepresentation by Seller or Shareholder and with respect to claims for equitable relief (including claims seeking relief for a breach or threatened breach of Sections 5.5 or 8.1), the rights of the Indemnified Parties under this Article VI, the Escrow Agreement and the Shareholder Guaranty shall be the sole and exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any breach of a representation or warranty of Seller or Shareholder or any breach of any covenant, agreement or obligation of Seller or Shareholder in this Agreement.

Exhibit 2.1

Article VII

Conditions to Closing

7.1.        Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the sale and purchase transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, in a written instrument executed and delivered by Buyer:

(a)          Representations and Warranties. Each of the representations and warranties of Seller and Shareholder contained in this Agreement shall have been true, correct and complete in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

(b)          Agreements and Covenants Seller and Shareholder shall have performed or complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)          [This subsection is reserved]

(d)          Consents and Approvals. All filings required to be made prior to the Closing by Seller or Shareholder with, and all consents, approvals and authorizations required to be obtained by Seller or Shareholder from, any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, or in order to permit Buyer to own or operate the Assets and the Business after the Closing, shall have been made or obtained (as the case may be); and Seller or Shareholder shall have obtained the necessary consents to consummation of the transactions contemplated by this Agreement of the Persons set forth in Sections 3.3(b) and 3.4(c) of the Disclosure Schedule, in each case on terms and conditions satisfactory to Buyer.

(e)          No Order. No litigation or other proceeding by or before any Governmental Entity shall have been instituted, and no Governmental Entity, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent), which, in either case, is in effect and which has the effect of making the transactions contemplated by this Agreement illegal, or otherwise restrains consummation of the transactions contemplated hereby, or that could reasonably be expected to affect Buyer’s ownership and control or rights to use or otherwise receive the benefit of any of the Assets following the Closing Date (collectively, a “Deal Order”).

(f)          Seller Ownership of Certain Shareholder Property. Seller shall have (i) acquired from Shareholder prior to the Closing good and merchantable title, free and clear of all Liens, to the items of intellectual property, machinery, equipment, and other personal property identified on Schedule 7.1(f) to this Agreement (collectively, the “Shareholder Transfer Property”) and (ii) all of such Shareholder Transfer Property shall be included in the Assets.

Exhibit 2.1

(g)          Employment Agreements. The Persons identified on Schedule 7.1(g) to this Agreement each shall have accepted employment with Buyer on terms satisfactory to Buyer.

(h)          Lease and Accounting System Use Agreement. (i) Buyer shall have entered into a sublease on terms and at rental and other costs acceptable to Buyer (the “Lease”) for the manufacturing, office facilities and common areas of Seller’s plant and office building in Waconia, Minnesota, which Lease shall be in form and substance the same as Exhibit 7.1(h)(i) to this Agreement; and (ii) Seller, Shareholder and Buyer shall have entered into an Accounting Systems Use Agreement which shall be in form and substance the same as Exhibit 7.1(h)(ii) to this Agreement (the “Accounting Systems Use Agreement”).

(i)          Critical Supply Assurances.

(i)	Buyer shall have satisfied itself in Buyer’s sole judgment that as of and after the Closing, Buyer shall have an assured long term, stable source of supply for critical machining services and software and licensing of product designs and critical parts and components of Seller’s products which Seller does not now itself manufacture or own, with that assurance including assurances as to pricing and levels of supply.

(ii)	Buyer further shall have approved the form of Seller’s notice set forth on Exhibit 5.2(b) to this Agreement.

(j)          Shareholder and Affiliates Releases. Shareholder and the Identified Affiliates shall have delivered unconditional releases to Buyer substantially in the form of Exhibit 7.1(j) to this Agreement (the “Releases”) releasing Buyer, Hurco and all of their respective Affiliates from all claims and causes of action related to or based upon or in any way seeking to obtain payment of any Intercompany Obligations, as such term is defined in Section 8.17(e).

(k)          Satisfaction of Seller’s Indebtedness; Releases/Release of Liens. Buyer shall have satisfied itself in Buyer’s sole judgment that all outstanding Indebtedness and obligations of Seller to all third parties shall be fully satisfied and paid by Seller in connection with Closing or on terms as otherwise may be approved by Buyer. Evidence of the release and satisfaction of all Liens on the Assets shall be delivered to Buyer at or prior to Closing.

(l)          Escrow Agreement. Seller, Shareholder and Takumi-Taiwan shall have executed and delivered to Buyer and HML an Escrow Agreement (the “Escrow Agreement”) in substantially the form of Exhibit 7.1(l) to this Agreement and the escrow agent identified in the Escrow Agreement also shall have executed the Escrow Agreement.

(m)          No Material Adverse Change. From and after the Execution Date by Buyer, there shall have occurred no event, circumstance or other change in the Assets or the Business that, alone or in the aggregate, has had or, in the sole judgment of Buyer, reasonably could be expected to have, a Material Adverse Effect.

(n)          Related Agreements. Buyer shall have received in a form acceptable to it in its sole discretion (i) bill(s) of sale, certificates of title for motor vehicles and other such Equipment for which there are certificates of title, and assignments of all applicable bills of lading and other transit documents issued to Seller for purchased Inventory in transit to Seller) with respect to the Assets, (ii) recordable assignments in forms acceptable to Buyer with respect to Seller’s Intellectual Property that is included in the Assets; and (iii) assignment agreement(s) in forms acceptable to Buyer with respect to all Assumed Contracts.

Exhibit 2.1

(o)          Consents. Buyer shall have received all consents, waivers or approvals from any (i) third party with respect to the transactions contemplated in this Agreement which are in Buyer’s judgment required pursuant to any Contract binding on Seller or affecting the Assets or the Business, and (ii) governmental or legal authority that, in Buyer’s sole judgment are necessary to the operation of the Business.

(p)          Legal Opinion. Buyer shall have received the opinion of Fredrikson & Byron, P.A., counsel to Seller and Shareholder, dated the Closing Date, addressed to Buyer and in substantially the form as Exhibit 7.1(p) to this Agreement and otherwise in form and substance reasonably satisfactory to Buyer.

(q)          Insurance. Buyer shall have received from Shareholder copies of certificates of insurance issued by the insurer or its agent certifying coverages under Shareholder’s general commercial liability insurance policies in place as of the Closing Date. All Shareholder’s general commercial liability insurance policies shall reflect Seller as a named insured.

(r)          Shareholder Guaranty. Buyer shall have received from Shareholder a guaranty which is in form and substance the same as Exhibit 7.1(r) to this Agreement (the “Shareholder Guaranty”) pursuant to which Shareholder unconditionally guarantees to Buyer the full and prompt payment or performance as applicable of all obligations of Seller under Article VI of this Agreement and as otherwise stated in the Shareholder Guaranty, together with all costs, attorneys’ fees and expenses paid or incurred by Buyer in the enforcement of the Shareholder Guaranty.

(s)          Execution of Takumi Sale Agreement. The Takumi Sale Agreement, in form and substance as is satisfactory to Hurco and HML, shall have been executed by Shareholder, Hurco and HML, and the Takumi APA shall have been executed by Takumi-Taiwan and HML, subject to the Takumi APA being effective only upon Takumi-Taiwan shareholder approval at a shareholder meeting duly called for a date set not more than twelve (12) days after the Closing Date.

(t)          Retention of Inventory. Seller shall not have shipped, delivered, disposed of or otherwise converted any Inventory into an Account in the interim period, if any, between the Execution Date and the Closing Date.

7.2.        Conditions to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, in a written instrument executed and delivered by Seller:

Exhibit 2.1

(a)          Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall have been true, correct and complete in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

(b)          Agreements and Covenants. Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          Consents and Approvals. All filings required to be made prior to the Closing by Buyer with, and all consents, approvals and authorizations required to be obtained by Buyer from, any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained (as the case may be).

(d)          No Deal Order. There shall be no Deal Order.

(e)          Other Agreements. Buyer shall have executed and delivered to Seller and Shareholder the Escrow Agreement and the Lease, and an agreement confirming its assumption of the Assumed Liabilities as required by Section 1.3 of this Agreement.

Article VIII

Post-Closing Covenants, Miscellaneous and General

8.1.        Non-Competition, Non-Solicitation and Non-Disparagement.

(a)          Non-Competition of Seller and Shareholder. For a period of five (5) years after the Closing Date, each of Seller and Shareholder shall not, anywhere in any, state, province, county, territory or other geographic area in the United States of America, Canada, Mexico, Costa Rica, El Salvador, Guatemala, Panama, Germany, Hungary, Romania, Chile, Peru, the Republic of China (commonly known as Taiwan), the People's Republic of China or Venezuela which at any time during the one year prior to the Execution Date was served or covered by or identified as the territory of a distributor, sales representative or dealer serving or representing Seller or any of Seller’s Machine Tool Products (the “Restricted Territories”), directly or indirectly (including through any Affiliate), invest in, own, manage, conduct, operate, finance, control, advise, render services to, provide financial assistance to or guarantee the obligations or any Person engaged in or planning to become engaged in a Competing Business; provided, however, that each of Seller and Shareholder may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any entity (but may not otherwise participate in the activities of such entity) if such securities are identified on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As used in this Agreement: (i) the term “Competing Business” means, collectively, the designing, manufacturing, assembling, distribution, servicing and/or sale (whether at wholesale, retail or otherwise) of any Machine Tool Products; and (ii) the term “Machine Tool Products” means collectively, the following products, whether new or used: CNC milling machines and machining centers (including linear way machining centers, inline spindle machining centers, twin table machining centers, solid way machining centers, horizontal boring mills, bridge mills, quill head bed mills, linear rail bed mills, solid head type bed mills, and vertical machining centers) and turning centers and lathes (with or without CNC operation, and including without limitation tool room lathes, slant bed lathes and combination lathes), CNC controls, and related accessories and peripheral equipment.

Exhibit 2.1

(b)          No Competing Sales. For a period of five (5) years after the Closing Date, each of Seller and Shareholder and each of their respective Affiliates shall not, directly or indirectly, either alone or in conjunction with any other Person, provide, sell, market or endeavor to provide, sell or market any Machine Tool Products to any of Seller’s customers located within the Restricted Territories to which Seller sold a product or services within the three (3) years prior to the Closing Date, or otherwise solicit or communicate with any such customers for the purpose of selling or providing any Machine Tool Products.

(c)          Non-Solicitation. For a period of five (5) years after the Closing Date, each of Seller and Shareholder and their respective Affiliates shall not, directly or indirectly, either alone or in conjunction with any other Person (i) sell or solicit sales of any Machine Tool Products to any Person who was at any time prior to the Closing a customer of Seller, or thereafter, a customer of Buyer in any of the Restricted Territories, (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation (A) of Seller on the Closing Date or within the year immediately preceding the Closing Date, or (B) of Buyer after the Closing Date, to cease doing business with Buyer after the Closing Date, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer, or (iii) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer, or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

(d)          Nondisparagement. After the Closing, Seller and Shareholder and their respective Affiliates will not disparage Buyer or any of its Affiliates or its employees or agents.

(e)          No Employee “Poaching”; Liquidated Damages Due To Buyer.

(i)	For a period of five (5) years after the Closing Date, each of Seller, Shareholder, and their respective Affiliates shall not, directly or indirectly, either alone or in conjunction with any other Person, solicit, recruit, hire, employ, attempt to hire or employ, or assist any Person in the recruitment or hiring of, any person who is an employee of Buyer or Hurco, or otherwise urge, induce or seek to induce any Person to terminate his/her employment with Buyer or Hurco, specifically including, without limitation, those employees of Seller who become employed by Buyer or Hurco within ten (10) days following the Closing Date. Notwithstanding the foregoing, Buyer agrees and consents that Shareholder and its Affiliates may offer employment four (4) business day after the Closing Date or any time thereafter solely to the Non-Offer Employees.

Exhibit 2.1

(ii)	In the event any of Seller, Shareholder, or their respective Affiliates, hires or employs, or assists any Person in the hiring or employment of, any employee of Buyer in violation of the restrictions set forth in Section 8.1(e)(i) of this Agreement, or otherwise engages in any conduct that violates Section 8.1(e)(i) which results in an employee terminating his/her employment with Buyer or Hurco (each such incident an "Employee Loss Breach"), then, with respect to each such Employee Loss Breach, Seller and Shareholder, jointly and severally, shall be liable to Buyer and shall pay to Buyer liquidated damages in an amount equal to fifty percent (50%) of such terminating employee's total compensation for the twelve (12) months immediately preceding such employee's termination of employment (or, if such terminating employee was employed by Buyer or Hurco for less than all of the preceding twelve (12) months, an amount equal to fifty percent (50%) of such employee's salary or compensation rate, calculated on an annualized basis, at the time of the termination of such employee's employment with the Buyer or Hurco). Such liquidated damages shall be due and payable immediately upon the occurrence of such Employee Loss Breach. Buyer, Seller, and Shareholder agree (i) that the damages resulting from an Employee Loss Breach would be difficult to quantify with precise measurement, (ii) that the foregoing liquidated damages are a reasonable estimate of the damages Buyer (and Hurco) would incur as a result of an Employee Loss Breach and (iii) that such liquidated damages do not, and are not intended to, constitute a penalty. Buyer’s pursuit and/or recovery of liquidated damages shall not affect Buyer’s rights to seek and obtain equitable or injunctive relief, and Seller and Shareholder agree that such remedies are cumulative.

(f)          Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 8.1(a) through (e) is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 8.1 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 8.1 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Business and to prevent any unfair advantage conferred on Seller.

(g)          Reasonableness of Restrictive Covenants. Seller and Shareholder agree that the terms of this Section 8.1 are reasonable with respect to their duration, geographical area and scope, that money damages would not be a sufficient remedy for any breach of the terms of this Section 8.1 and that, in addition to all other remedies available hereunder or otherwise, Buyer shall be entitled to equitable relief, including temporary and permanent injunctive relief (without any requirement to post any bond or other security), in the event of any such breach, and that neither Seller nor Shareholder shall oppose the granting of such relief. In the event of any breach of any covenant set forth in this Section 8.1, the term of such covenant will be extended by the period of the duration of such breach.

(h)          Construction of Section 8.1 Covenants. All of the covenants in this Section 8.1 shall be construed as agreements independent of any other provision of this Agreement or any other agreement between or among any of the Parties, and the existence of any claim or cause of action by any Party against any other Party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 8.1, and no material or other breach of any contractual or legal duty by any Party shall be held sufficient to excuse or terminate any Party’s obligations under this Section 8.1 or to preclude Buyer from obtaining injunctive relief as aforesaid.

Exhibit 2.1

8.2.        Reimbursement to Buyer of Assumed PTO Obligations.

Seller shall reimburse and pay Buyer for the Assumed PTO Obligations as follows: within one (1) week of the Closing Date, Buyer shall submit a statement to Seller scheduling the Assumed PTO Obligations and Seller shall reimburse Buyer the aggregate sum of the Assumed PTO Obligations within three (3) business days thereafter. In the event Seller fails to timely reimburse Buyer all or any portion of the Assumed PTO Obligations, Buyer may offset any outstanding amount of reimbursements due to it under this Section 8.2 against Buyer’s payments to Seller provided for in Section 2.3(b) of this Agreement.

8.3.        Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

8.4.        Continued Existence of Seller.

Neither Seller nor Shareholder shall take any action to dissolve or otherwise permit the occurrence of the dissolution or cessation of existence of the corporate status of Seller for a period of at least three (3) years after the Closing Date.

8.5.        Shareholder Continued Maintenance of Insurance with Seller as “Named Insured.”

For the period of the first three years after the Closing Date, Shareholder shall maintain at its expense, without reduction of the coverage amounts or increases in retained liabilities or claim deductibles, Shareholder’s general commercial liability insurance policies and coverages as existing on the Closing Date, including but not limited to, products and completed operations policies and coverages, and Seller shall continue to be a named insured on all such policies.

8.6.         Survival.

The representations and warranties of Seller and Shareholder set forth in Article III of this Agreement and the representations and warranties of Buyer set forth in Article IV of this Agreement shall survive the Closing as set forth in Article VI hereof. The agreements of the Parties contained in Articles I, II, V, VI and this Article VIII shall survive the Closing until the expiration of the respective periods specified therein or, if none is specified, indefinitely. The agreements of the Parties contained in Section 5.5 of this Agreement and this Article VIII shall survive any termination of this Agreement.

Exhibit 2.1

8.7.        Entire Agreement.

This Agreement (including the Exhibits and Schedules hereto and the Disclosure Schedule), the Related Agreements, the Shareholder Guaranty, the Escrow Agreement, the Lease, the Accounting Systems Use Agreement, the Releases, the Confidentiality Agreement executed by and between Buyer, Seller and Shareholder concurrently with the execution of this Agreement (the “Confidentiality Agreement”), and any other agreement or document which is required to be executed and delivered by a Party in connection with the Closing of this Agreement constitute the entire agreement, and supersede all other agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof, and shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the Parties.

8.8.        Mutual Drafting.

The Parties to this Agreement are sophisticated and have been represented by attorneys throughout the negotiation of the transactions contemplated hereby and in the drafting and negotiation of this Agreement, which has been negotiated at arms-length. As a consequence, the Parties do not intend that the presumptions of Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement, the Related Agreements, the Lease, the Shareholder Guaranty, or any of the other agreements or documents executed in connection herewith, and therefore waive their effects.

8.9.        Captions.

The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

8.10.      Severability.

If any term or other provision of this Agreement, or any portion thereof, is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement, or remaining portion thereof, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any such term or other provision, or any portion thereof, is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are consummated to the fullest extent possible.

8.11.      Modification or Amendment.

The Parties may modify or amend this Agreement at any time, only by a written instrument duly executed and delivered by each Party.

Exhibit 2.1

8.12.      Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, on the fifth business day after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case, to the Parties at the following addresses:

If to Buyer:	Milltronics USA, Inc.
P.O. Box 68180
Indianapolis, IN 46268-0180
Attention: President

with a copy to:	Faegre Baker Daniels LLP
600 East 96th Street
Suite 600
Indianapolis, IN 46240
Attention: Stephen A. Claffey and Wendy W. Ponader

If to Seller:	Milltronics CNC Machines
c/o Liberty Diversified International, Inc.
5600 North Highway 169
Minneapolis MN 55428
Attention: General Counsel

with a copy to:	Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attention: Ann M. Ladd and Christopher J. Melsha

If to Shareholder:	Liberty Diversified International, Inc.
5600 North Highway 169
Minneapolis MN 55428
Attention: President

with a copy to:	Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attention: Ann M. Ladd and Christopher J. Melsha

No provision of this Agreement, including this Section, shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including such arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

Exhibit 2.1

8.13.      Transfer Taxes.

Any transfer and sales taxes incurred or triggered on account of the transactions contemplated by this Agreement shall be deemed incurred by and shall be the sole obligation to pay of Seller.

8.14.      Failure or Delay Not Waiver; Remedies Cumulative.

No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.15.      Counterparts.

This Agreement may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

8.16.      Governing Law.

This Agreement shall be governed by and construed in accordance with the law of the State of Minnesota, without regard to the conflicts of laws principles thereof.

8.17.      Other Definitions.

For the purposes of this Agreement,

(a)          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person.

(b)          “GAAP” means the generally accepted accounting principles in the United States of America, including the standards, conventions, and rules accountants in the United States of America follow in recording and summarizing, and in the preparation of financial statements for corporations located in the United States of America.

(c)          “General Representation Indemnity Cap” means the sum of $1,687,500 plus the Takumi APA Unclaimed Indemnity Amount (converted to U.S. Dollars).

(d)          “Indebtedness” means, as to any Person at any date, without regard to whether matured or unmatured, absolute or contingent, recourse or non-recourse: (i) all obligations of such Person for borrowed money or for open account or inter-company advances; and (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments. For the avoidance of doubt, the Indebtedness of any Person shall not include the Indebtedness of such Person’s subsidiaries and/or Affiliates.

Exhibit 2.1

(e)          “Intercompany Obligations” means each and every Indebtedness, liability and obligation of Seller to Shareholder or any Affiliate of Seller or Shareholder, whether now existing or hereafter arising, and whether matured or unmatured, absolute or contingent.

(f)          “Knowledge” means, with respect to Seller or Shareholder, as applicable, the actual knowledge of any director, officer, controller, general counsel or other attorney employee of such Party and, in the case of Seller, also including its general manager or controller, and the knowledge that any of such Persons would have after reasonable or due inquiry.

(g)          “Law” (and with the correlative meaning “Laws”) means any rule, regulation, statute, Order, ordinance or code promulgated by any Governmental Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.

(h)          “Material Adverse Effect” means any event, change, circumstance, effect, or state of facts that, when considered individually or in the aggregate, is, or is likely to be, materially adverse to (i) the Business, the Assets, or the results of operations, condition (financial or otherwise) or prospects of Seller, taken as a whole; (ii) with respect to a Party other than Seller, the business, financial condition or results of operations of a Party, taken as a whole or (iii) the ability of a Party to perform its obligations under this Agreement or any Related Agreement or to consummate the transactions contemplated herein or therein; provided that “Material Adverse Effect” will not include the effect of any circumstance, change, development, event, or state of facts arising out of the following: (A) general business or economic conditions, including such conditions related to the business of a Party which such conditions do not disproportionately impact such business as compared to other entities engaged in such business, (B) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof, or other force majeure events occurring after the date hereof, or (C) any changes in applicable laws or GAAP.

(i)          “Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

(j)          “Party” means each of Seller, Shareholder and Buyer, who may collectively be referred to as the “Parties”.

(k)          “Person” means any natural person, corporation, partnership, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

(l)          “Takumi APA Unclaimed Indemnity Amount” means the amount (converted to U.S. Dollars using the exchange rate in effect on the closing date of the Takumi APA) of the General Representation Indemnity Cap established under Section 8.16(e) of the Takumi APA minus the amount of all indemnification payments made by Takumi-Taiwan or Shareholder to HML or Hurco under Article VI of the Takumi APA by reason of any breach of or inaccuracy in any of the “General Representations” (as that term is defined in the Takumi APA).

(m)          “Third Party” means a Person other than any Party or an Affiliate of any Party.

Exhibit 2.1

Article IX

Termination

9.1.        Termination.

This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)          by mutual written consent of Seller and Buyer;

(b)          by Seller, on the one hand, or Buyer on the other hand, if the Closing shall not have occurred on or before three business days after the Execution Date for any reason other than a breach of this Agreement by the terminating Party;

(c)          by Buyer, if there shall have been any material breach by Seller or Shareholder of any of their representations, warranties, covenants and agreements set forth in this Agreement, which breach shall have, in the reasonable judgment of Buyer, rendered impossible the fulfillment of any of the conditions set forth in Section 7.1 hereof; or

(d)          by Seller, if there shall have been any material breach by Buyer of any of its representations, warranties, covenants and agreements set forth in this Agreement, which breach shall have, in the reasonable judgment of Seller, rendered impossible the fulfillment of the conditions set forth in Section 7.2 hereof.

9.2.        Procedure and Effect of Termination.

(a)          In the event of termination of this Agreement pursuant to this Article IX, the terminating Party shall forthwith give written notice thereof to the other Parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties.

(b)          If this Agreement is terminated as provided herein, no Party shall have any liability or further obligation hereunder to any other Party, except as provided in Section 8.4 and except that such termination and nothing herein will relieve any Party from liability for any breach of this Agreement.

[Signature page follows]

Exhibit 2.1

IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of each of the Parties as of the date first written above.

MILLTRONICS MANUFACTURING COMPANY, INC.

By:	/s/ Byron Wieberdink

Title:	Vice-President & Chief Financial Officer

LIBERTY DIVERSIFIED INTERNATIONAL, INC.

By:	/s/ Byron Wieberdink

Title:	Vice-President & Chief Financial Officer

HURCO USA, INC.

By:	/s/ Gregory Volovic

Title:	President

Exhibit 2.1

Schedule 2.1

To Asset Purchase Agreement

The Purchase Price is calculated as the sum of the following:

(a) $1,001,892 ( being the total book value as of Execution Date of all Eligible Equipment (net of depreciation and other booked write downs) included in the Assets), plus

(b) $12,277,531 (being 80 % of the book value as of the Execution Date of all Inventory included in the Assets (net of all booked reserves and write downs thereon), and after taking such percentage reduction, minus $1,000,000); plus

(c) $57,600 (being the total book value as of the Execution Date of all Prepaid Expenses included in the Assets); plus

(d) $2,601,672 (being the Accounts Value, minus the total amount of payments received by Seller on Included Accounts on and after the Execution Date and through the Closing Date, if different); minus

(e) $364,103 (being the book value as of the Execution Date of the Assumed Payables); minus

(f) $362,977 (being the amount as of the Execution Date of the Assumed Deposit/Prepayment Obligations); and minus

(g) $77,000 (being an amount established by Buyer and Seller to offset future costs projected to be incurred by Buyer honoring and satisfying Contract Warranty Obligation of Seller).

Exhibit 2.3(b)

ACCOUNTS ASSIGNMENT

This Accounts Assignment (this “Assignment”) is made by and between Milltronics USA, Inc. f/k/a Hurco USA, Inc., an Indiana corporation (“Assignor”) and MMC Manufacturing, Inc., f/n/a Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee, together with Liberty Diversified International, Inc., a Minnesota corporation (“LDI”), are parties to an Asset Purchase Agreement dated July __, 2015 (the “Agreement”); and

WHEREAS, after ninety (90) days after the Closing Date under the Agreement, the Agreement entitles Assignor to assign and transfer back to Assignee on terms specified in the Agreement, all Included Accounts that remain outstanding and unpaid in full or in part as of ninety (90) days after the Closing Date; and

WHEREAS, subject to the terms of this Assignment, Assignor wishes to assign and transfer back to Assignee the Included Accounts listed on Schedule 1 to this Assignment and Assignee wishes to accept the assignment and transfer to Assignee of the Included Accounts listed on Schedule 1 to this Assignment.

ASSIGNMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein or in the recitals hereto.

2. Assignment. Assignor hereby ASSIGNS, TRANSFERS and CONVEYS WITHOUT RECOURSE to Assignor, its successors and assigns, all of Assignor’s right, title and interest in and to each and all of the Included Accounts listed on Schedule 1 to this Assignment (collectively, the “Assigned Accounts”); provided however, that Assignee by its acceptance hereof agrees that such sale, assignment and transfer is "AS IS," WHERE IS," "WITH ALL FAULTS" AND WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THE AGREEMENT. Assignee hereby accepts the ASSIGNMENT, TRANSFER and CONVEYANCE of the Assigned Accounts.

3. Assignee represents to Assignor that Assignee is the owner and holder of the Assigned Accounts and is fully authorized and empowered to enter into this Assignment.

Exhibit 2.3(b)

4. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

5. Governing Law. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Signature Page Folllows

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment by its duly authorized agent as of the ____ day of _____________, 2015.

“Assignor”

MILLTRONICS USA, INC.

By: ________________________________

Title: ______________________________

Accepted as of this ____ day of __________, 2015.

“Assignee”

MMC MANUFACTURING, INC.

By: ________________________________

Title: ______________________________

[Signature Page to Accounts Assignment]

Exhibit 5.2(b)

July 15, 2015

Subject: Announcement to our Valued Vendors and future partners

Hurco Companies, Inc., (Hurco), a leader in the development and manufacture of machine tools with integrated control technologies for the worldwide metal cutting market, made a strategic acquisition through a wholly-owned subsidiary Hurco USA, Inc. (which is being renamed Milltronics USA, Inc.) on July 14, 2015 by acquiring the assets of Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines (MMC), including MMC’s business, technology, goodwill and operating assets. Milltronics USA will operate at the existing facility at 1400 Mill Lane in Waconia, Minnesota. We believe it is important to share this news with you so that we can continue to work together to grow our global business.

In addition, Hurco has announced that its subsidiary Hurco Manufacturing Limited has entered into an agreement to acquire the business, technology, goodwill and operating assets of Takumi Machinery Co., Ltd., a Taiwan company founded in 1988 (Takumi). Subject to approval of the acquisition by the shareholders of Takumi at a meeting to be held before the end of July 2015, and to customary closing conditions, Hurco expects the closing of the acquisition to occur by the end of July 2015.

About Hurco:

Hurco Companies, Inc. is an industrial technology company that designs and produces interactive computer controls, software and computerized machine tools and machine tool components for the worldwide metal cutting and metal forming industry. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as aerospace, defense, medical equipment, energy, transportation and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan (Hurco Manufacturing Ltd.,), Italy, and China, and sells its products through direct and indirect sales forces throughout North America, Europe, and Asia. The Company has sales, application engineering support and service subsidiaries in China, England, France, Germany, India, Italy, Poland, Singapore, South Africa and the United States of America. Web Site: www.hurco.com

Gregory S. Volovic
President
Hurco Companies Inc.

Exhibit 5.7(d)

PTO TRANSFER AGREEMENT

This PTO Transfer Agreement ("Agreement") is entered into effective as of July ___, 2015 ("Effective Date"), by and among Milltronics USA, Inc. f/k/a Hurco USA, Inc. ("Buyer"), Milltronics Manufacturing Company, Inc. ("Seller") and __________________ ("Employee") (Buyer, Seller and Employee will sometimes hereinafter be referred to collectively as the "Parties" and singularly as a "Party").

Buyer has purchased certain assets from Seller (the "Asset Purchase Transaction"). Employee was employed with Seller prior to the Asset Purchase Transaction. In connection with the Asset Purchase Transaction: (i) Seller terminated Employee's employment; and (ii) Buyer offered Employee employment and Employee accepted such employment with Buyer. In order to facilitate Employee's new employment with Buyer, Employee desires to transfer certain paid time off ("PTO") that Employee had accrued in connection with Employee's employment with Seller to Employee's new employment with Buyer.

1.                  Employee's accrued PTO in the amount of __________ (__) hours (the "Transferred PTO") is hereby transferred from Seller to Buyer. Buyer hereby assumes the responsibility for the Transferred PTO and agrees to recognize the Transferred PTO in connection with Employee's employment with Buyer.

2.                  Employee may utilize the Transferred PTO in connection with Employee's employment with Buyer in the same manner as if Employee had accrued such Transferred PTO during employment with Buyer.

3.                  Employee will have until the one-year anniversary of the Effective Date to utilize the Transferred PTO. If Employee does not utilize the Transferred PTO before the one-year anniversary of the Effective Date, Buyer will pay out the unused balance of the Transferred PTO to Employee. If Employee's employment with Buyer terminates for any reason before the one-year anniversary of the Effective Date, Buyer will pay out any unused balance of the Transferred PTO to Employee.

4.                  Seller will have no responsibility or liability for the Transferred PTO and Employee will look solely to Buyer for the use or payout of the Transferred PTO.

5.                  Except as otherwise provided in this Agreement, Buyer's policies relating to PTO, including, without limitation, the administration and taking of PTO, as such policies may be amended from time to time, will govern the Transferred PTO.

6.                  During Employee's employment with Buyer, Employee will accrue vacation and other paid time off in accordance with Buyer's policies, as such policies may be amended from time to time.

7.                  Employee acknowledges that Employee's employment with Buyer is on an at-will basis, which means that either Employee or Buyer may terminate the employment relationship at any time for any reason. Nothing in this Agreement alters Employee's status as an

Exhibit 5.7(d)

at-will employee or guarantees that the employment relationship will last for any specific duration of time.

BUYER	SELLER

Milltronics USA, Inc.	Milltronics Manufacturing
f/k/a Hurco USA, Inc.	Company, Inc.

By: __________________________________	By: ________________________________
Name: _______________________________	Name: ______________________________
Title: ________________________________	Title: _______________________________

EMPLOYEE

__________________________________
Name: ____________________________

[Signature Page to PTO Transfer Agreement]

Exhibit 7.1(h)(i)

SUBLEASE AGREEMENT

THIS SUBLEASE (“Sublease”) is made by and between Liberty Diversified International, Inc., a Minnesota corporation (“Sublessor”), and Hurco USA, Inc. (“Sublessee”), as of the 14th day of July, 2015.

W I T N E S S E T H

WHEREAS, Sublessor leases from MMC Property, LLC (the “Landlord”), certain premises identified as 1400 Mill Lane, Waconia, Minnesota 55387 (the “Property”), pursuant to that certain Lease Agreement between Landlord, as landlord, and Sublessor, as tenant, dated June 4, 2007, as amended by an Amendment to Lease Agreement dated November 29, 2010 (the “Master Lease”).

WHEREAS, Sublessee desires to sublease a portion of the Property subject to the terms and conditions set forth in this Sublease; and

WHEREAS, Sublessor is willing to sublease a portion of the Property and deliver possession of same to Sublessee upon and subject to the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1. Granting Clause/Sublease Term.

1.1 In consideration of the obligation of Sublessee to pay Rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Sublessor leases to Sublessee, and Sublessee takes from Sublessor, the building (“Building”) containing approximately 97,688 rentable square feet as shown on Exhibit A located on the parcel of land described on the attached Exhibit B together with any fixtures and equipment attached to the Building, including without limitation, the 18 cranes that are affixed to the Building, together with all parking lots and driveways (collectively, the “Subleased Premises”), to have and to hold for the Term (as defined in Section 1.2), subject to the terms, covenants and conditions of this Sublease.

1.2 The term of this Sublease will commence on the date of closing under the Definitive Agreement regarding the sale and purchase of certain assets between Sublessee, as purchaser, and Sublessor’s affiliate, as seller (the “Commencement Date”), and end after four (4) years, from and including the Commencement Date (the “Term”). Promptly after the Commencement Date, Sublessee and Sublessor shall execute a Commencement Date Agreement in the form attached hereto as Addendum A, acknowledging the Commencement Date, Expiration Date and the Termination Date (as defined below) for the Term.

Exhibit 7.1(h)(i)

1.3 Notwithstanding anything to the contrary contained in this Sublease, effective on the last day of the 36th month of the Term (the “Termination Date”), Sublessee shall have a one-time option (the “Termination Option”) to terminate the Sublease effective on the Termination Date, upon the following terms and conditions: (a) Sublessee shall give Sublessor written notice of Sublessee’s election to exercise the Termination Option not less than six (6) months prior to the Termination Date, (b) Sublessee shall not be, and shall not have been, in default under the Sublease, beyond the expiration of all applicable notice and cure periods provided in the Sublease, either on the date Sublessee exercises the Termination Option, if at all, or at any time prior to the Termination Date, including without limitation, the payment of all sums due under the Sublease prior to the Termination Date, and (c) Sublessee shall pay to Sublessor on or before the Termination Date, a termination fee (the “Termination Fee”) in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). The parties acknowledge that Sublessor’s damages as a result of such early termination would be difficult or impossible to measure and, therefore, it is agreed that the Termination Fee represents the parties’ reasonable estimate of such damages, which shall be deemed to be liquidated damages and not a penalty to Sublessee. Furthermore, payment of the Termination Fee shall not limit Sublessee’s obligations to comply with all other requirements under the Sublease that accrue prior to the Termination Date. If Sublessee does not elect to exercise the Termination Option upon the terms and conditions of this paragraph 1.3, Sublessee will be deemed to have forever waived its Termination Option and, if so requested by Sublessor, Sublessee shall execute an amendment to the Sublease deleting the Termination Option. If Sublessee timely and properly exercises the Termination Option, Rent shall be paid through and apportioned as of the Termination Date, and neither Sublessor nor Sublessee shall have any rights, benefits, duties and/or or obligations accruing under the Sublease after the Termination Date, except such rights, benefits, duties and/or obligations, which, by the terms of the Sublease, survive the expiration of the Term. The Termination Option automatically shall terminate and become null and void upon the occurrence of any one of the following: (i) the failure of Sublessee to timely or properly exercise the Termination Option in strict accordance with the terms of this paragraph or to pay the Termination Fee; (ii) the assignment or other transfer of the Sublease by Sublessee or other transfer by Sublessee of the Subleased Premises, in either case, other than to a Subsidiary (as defined in Section 16.3); and (iii) a default shall have occurred under the terms of the Sublease for any reason, beyond the expiration of all applicable notice and cure periods provided in the Sublease. If Sublessee exercises the Termination Option in accordance with the terms and conditions hereof, but does not vacate the Subleased Premises on or before the Termination Date or does not pay the Termination Fee, Sublessee’s tenancy shall be deemed to be a holdover tenancy under the terms of the Sublease.

2. Acceptance of Subleased Premises. Except for and subject to Sublessor’s obligations under this Sublease, Sublessee hereby accepts the Subleased Premises as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions and in their “as is” condition. Sublessee waives any implied warranty that the Subleased Premises are suitable for the Sublessee’s Permitted Use, as defined below.

3. Occupancy; Use of the Subleased Premises. The Subleased Premises shall be used only for office, storage, warehousing, assembling, distribution and manufacturing of Sublessee’s products and the products of or for its customers and affiliates and for such other lawful purposes as may be incidental thereto (“Permitted Use”). Sublessee shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Subleased Premises. Sublessee will use the Subleased Premises in a safe and proper manner consistent with industry standards and will not commit waste, overload the floor or structure of the Subleased Premises or subject the Subleased Premises to use that would damage, excluding reasonable wear and tear, the Subleased Premises. Sublessee shall not permit any unreasonable odors, smoke, dust, gas, noise, or vibrations to emanate from the Subleased Premises, or take any other action that would constitute a nuisance, unreasonably interfere with, or endanger Sublessor. Subject to Sublessor’s obligations hereunder, Sublessee, at its sole expense, shall use and occupy the Subleased Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act (“ADA”), orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Subleased Premises (collectively, “Legal Requirements”). Sublessee shall, at its expense, make any alterations or modifications, within or without the Subleased Premises, that are required by Legal Requirements as a result of the specific attributes of the Sublessee’s operations from the Subleased Premises and not generally applicable to owners of similar types of properties. Notwithstanding the foregoing, if there is a change in the ADA which is wholly unrelated to specific attributes of Sublessee’s operations from the Subleased Premises but which nonetheless requires changes to the Subleased Premises, such changes shall be the Sublessor’s responsibility. Sublessor warrants that on the Commencement Date, the Subleased Premises will be fully sprinkled, serviced by all necessary utilities, handicap accessible and in compliance with all applicable Legal Requirements, including the ADA. Sublessee will not use or permit the Subleased Premises to be used for any purpose or in any manner that would void Sublessee’s or Sublessor’s insurance or materially increase the insurance risk. Sublessor hereby acknowledges that the cost of insurance in effect on the Commencement Date has been determined based on the Permitted Use. If any increase in the cost of any insurance on the Subleased Premises is caused by Sublessee’s use or occupation of the Subleased Premises that is contrary to or beyond the scope of the Permitted Use; or because Sublessee vacates the Subleased Premises, then Sublessee shall pay the amount of such increase to Sublessor.

1

Exhibit 7.1(h)(i)

4. Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor annual gross Rent, prorated on a monthly basis, in the amounts set forth below:

Sublease Year	Rate per sq foot	Annual Rent	Monthly Rent
Year 1	$6.75	$659,394.00	$54,949.50
Year 2	$6.82	$665,988.00	$55,499.00
Year 3	$6.89	$672,648.00	$56,053.98
Year 4	$6.95	$679,374.00	$56,614.52

Sublessee promises to pay to Sublessor in advance, without demand, deduction or set-off the monthly installments of Rent on or before the first day of each calendar month. Payments of Rent for any fractional calendar month shall be prorated. Rent shall increase effective on the first day of the first full month following each yearly anniversary of the Commencement Date during the Term. All payments required to be made by Sublessee to Sublessor hereunder shall be payable at such address as Sublessor may specify from time to time by written notice delivered in accordance herewith. The obligation of Sublessee to pay Rent and any other sums to Sublessor and the obligations of Sublessor under this Sublease are independent obligations. Sublessee shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except as may be expressly provided in this Sublease. Notwithstanding the foregoing, in the event Sublessor fails to make payments to the Landlord as required by the Master Lease or perform its obligations as required by the Master Lease, Sublessee shall be entitled, but not obligated, to make such payments or perform such duties and may deduct said amounts from Rent payments due hereunder. If Sublessee is delinquent in any monthly installment of Rent beyond five (5) days after the due date thereof, and after written notice as provided below, Sublessee shall pay to Sublessor on demand a late charge equal to five (5) percent of such delinquent sum. Sublessee shall not be obligated to pay the late charge until Sublessor has given Sublessee five (5) days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period or four times during the Term. The provision for such late charge shall be in addition to all of Sublessor’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as liquidating Sublessor’s remedies in any manner.

2

Exhibit 7.1(h)(i)

5. Sublease. Sublessee acknowledges that Sublessor is a tenant of the Property pursuant to the Master Lease. Without limiting any of Sublessor’s obligations under this Sublease, Sublessee’s occupancy rights hereunder are subject to the terms of the Master Lease and approval of this Sublease by the Landlord. Sublessee acknowledges receipt of a copy of the Master Lease. Sublessor hereby represents and warrants to Sublessee that (a) the copy of the Master Lease that Sublessor provided to Sublessee is true and complete in all material respects, (b) the Master Lease is in full force and effect and has not been subsequently amended or modified, (c) no event of Default (as that term is defined in the Master Lease) by Sublessor has occurred under the Master Lease, and no event has occurred or circumstances exist which, with the giving of notice or the passage of time (or both), would constitute an event of Default by Sublessor under the Master Lease, (d) to the best of Sublessor’s knowledge, the Landlord is not in breach or violation of any term or provision of the Master Lease, and (e) the parties’ execution of this Sublease and Sublessee’s activities in compliance herewith shall not constitute an event of Default under the Master Lease. As a covenant to Sublessee under this Sublease, Sublessor shall perform each and all of its obligations as tenant under the Master Lease as and when due. Sublessor shall not exercise any right that it may have to terminate the Master Lease, nor shall Sublessor voluntarily agree to terminate the Master Lease, unless it first obtains the written consent of Sublessee, which Sublessee may give or withhold in its sole and absolute discretion. Each party hereto agrees not to take any action which would result in an event of Default by Sublessor under the Master Lease. It is agreed and understood that Sublessee obtains and is granted no more rights and privileges under this Sublease than Sublessor has as tenant under the Master Lease.

6. Operating Expense Payments. Intentionally Deleted.

7. Utilities. Sublessee shall pay, directly to the appropriate supplier, for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Subleased Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, surcharges or the like pertaining to Sublessee’s use of the Subleased Premises and any penalties resulting from a failure of Sublessee to pay the amounts required hereunder. Sublessor shall in no event be liable for any interruption or failure of utility services on the Subleased Premises and no interruption or temporary failure of utilities shall result in the termination of this Sublease or the abatement of Rent. Sublessor shall use best efforts to restore utilities in the event of an interruption.

3

Exhibit 7.1(h)(i)

8. Taxes. Sublessor shall pay all property taxes, property assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Subleased Premises during the Term.

9. Insurance. Sublessor shall maintain the insurance required of tenant under Section 10.2 of the Master Lease, and shall not modify such requirements without Sublessee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Sublessee, at its expense, shall maintain during the Term: worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Sublessor may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Subleased Premises, Sublessor may from time to time require reasonable increases in any such limits. Sublessee’s commercial liability policies shall name Sublessor and Landlord as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Sublessor, not be cancelable unless thirty (30) days prior written notice shall have been given to Sublessor, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Sublessor (any policy issued to Sublessor providing duplicate or similar coverage shall be deemed excess over Sublessee’s policies). Such policies or certificates thereof shall be delivered to Sublessor by Sublessee upon commencement of the Term and upon each renewal of said insurance.

Sublessee knowingly and willingly assumes all risks of damage and destruction to its personal property, inventory, stock, materials, its products and the products of its customers and affiliates, trade fixtures, furniture, equipment, improvements and similar property brought to or installed at the Subleased Premises. Neither Landlord nor Sublessor nor their officers, directors, employees, managers, agents, invitees or contractors shall be liable to Sublessee or Sublessee’s customers or affiliates and Sublessee hereby waives all claims against such parties for loss, damage, or destruction to such property and improvements installed by Sublessee in the Subleased Premises caused by any risk coverable by all risk property insurance, including without limitation all claims relating to business interruption or lost profits. The failure of Sublessee to insure its property shall not void this waiver.

Sublessor and Sublessee each agree that all policies of insurance for loss or damage by fire or other risks shall permit releases of liability as herein provided and include a waiver of subrogation clause as to Sublessee and Sublessor respectively. Each party hereto waives, releases and discharges the other party from all claims or demands whatsoever which the waiving party may have arising out of damage to or destruction of the waiving party’s property or loss of use thereof occasioned by fire of other casualty, which such claim or demand may arise because of the negligence or fault of the other party, its agents, employees, customers or business invitees, or otherwise and the waiving party agrees to look to its insurance coverage (or in the case of self-insured parties, its own reserves and assets) only in the event of such loss.

4

Exhibit 7.1(h)(i)

10. Sublessor’s Repairs. Subject to Sublessee’s maintenance responsibilities described in Paragraph 11, Sublessor shall make all improvements, replacements and repairs of any kind or character to the Subleased Premises required during the Term to place or keep the Subleased Premises in good working order and condition. Sublessor shall maintain all landscaped and exterior paved portions of the Subleased Premises and shall provide snow plowing services as necessary.

11. Sublessee Maintenance. Sublessee shall, at all times throughout the term of this Sublease and at its sole expense, maintain the interior portions of the Building in a clean, safe, sanitary and in as good condition as existed on the Commencement Date. Sublessee’s obligations hereunder shall include, but not be limited to, the general maintenance of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, all exterior entrances, windows, doors and docks and the replacement of all broken glass. Sublessee shall keep the exterior portions of the Subleased Premises in a clean and orderly condition, free of accumulation of rubbish and debris. If Sublessee fails, refuses or neglects to maintain the Subleased Premises as required in this Sublease after written notice shall have been given to Sublessee in accordance with this Sublease and the expiration of any applicable cure period, Sublessor may undertake such maintenance without any liability to Sublessee for any loss or damage that may accrue to Sublessee’s personal property, inventory, stock, materials, its products and the products of its customers and affiliates, trade fixtures, furniture, equipment, improvements and similar property. Upon completion thereof, Sublessee shall pay to Sublessor all costs plus fifteen percent (15%) for overhead incurred by Sublessor in completing such maintenance within thirty (30) days after presentation to Sublessee of a bill therefor.

12. Sublessee Improvements.

12.1 Subject to Sublessor’s review and approval of size, weight and method of installation (which approval will not be unreasonably withheld, conditioned or delayed), Sublessee may install, at Sublessee’s expense, all equipment for Sublessee’s use of the Subleased Premises as contemplated herein. In addition to any requirements otherwise set forth in this Sublease, Sublessee shall insure that such installation complies with applicable law, take such commercially reasonable measures as are necessary to insure that such installation does not harm the structural integrity or floor of the Subleased Premises, insure that all roof penetrations, if any, results in leak-free, impermeable sealed roof surface which does not impact roof drainage, repair and replace any ductwork which is affected by the installation of said equipment in a manner that does not adversely affect the performance of the HVAC at the Building and, prior to the expiration or termination of the Sublease, remove such installations and restore all aspects of the Subleased Premises altered in connection with the installation or removal of said equipment to the condition existing as of the Commencement Date.

5

Exhibit 7.1(h)(i)

12.2 Except for (a) the improvements described in Sections 12.1 and (b) and any improvements which do not exceed $5,000 in total consideration, Sublessee shall not make or allow to be made any alterations or physical additions in or to the Subleased Premises without first obtaining the written consent of Sublessor, which consent shall not be unreasonably denied. Any approved alterations, physical additions or improvements to the Subleased Premises made by Sublessee and permanently affixed to the Subleased Premises shall at once become the property of Sublessor and shall be surrendered to Sublessor upon the termination of this Sublease. This clause shall not apply to trade fixtures, moveable equipment, furniture or other personal property owned by Sublessee, which may be removed by Sublessee at the end of the term of this Sublease.

13. Signs. Sublessee shall have the right (a) to place a sign of its own design on the exterior of the Subleased Premises, (b) to place signage on or near all loading docks that are included in the Subleased Premises to identify Sublessee’s designated loading docks, and (c) to have monument signage at the entrance to the Project. All signage shall be mutually acceptable to Sublessor and Sublessee and shall be in compliance with all applicable Legal Requirements regarding such signage and its installation. All such signage shall be installed and maintained at Sublessee’s sole expense. Except for such signage, Sublessee shall not make any changes to the exterior of the Subleased Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Subleased Premises, without Sublessor’s prior written consent. Upon surrender or vacation of the Subleased Premises, Sublessee shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached to the extent necessitated by such removal. Sublessee shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Subleased Premises shall be subject to Sublessor’s approval (which shall not be unreasonably withheld, conditioned or delayed) and conform in all respects to Sublessor’s requirements (which shall be reasonable).

14. Casualty.

14.1 Casualty; Abatement of Rent. If the Subleased Premises are damaged or destroyed by fire or other casualty insured under a standard fire and extended coverage insurance policy or any other policy that Sublessor maintains (a “Covered Casualty”), Sublessor shall rebuild the Subleased Premises and otherwise repair, reconstruct and restore the Subleased Premises. To the extent that Sublessee is partially or totally unable to reasonably operate its business from the Subleased Premises, the Rent hereunder shall be proportionately abated to the extent of any damage or destruction until Sublessor has fully completed such repair, reconstruction or restoration. Sublessor shall have no obligation whatsoever to repair or replace any of Sublessee’s installations, improvements or trade fixtures that may be damaged as a result of a casualty, whether such casualty is insured or not.

14.2 Rights to Terminate. Both Sublessor and Sublessee shall have the option to terminate this Sublease by written notice to the other party if (a) more than fifty percent (50%) of the Building has been damaged or destroyed as reasonably determined by Sublessor, or (b) Sublessor is unable to complete the restoration of any damage or destruction to the Building within one hundred twenty (120) days after such damage or destruction. Within thirty (30) days following any such damage or destruction, Sublessor shall deliver to Sublessee a notice stating (i) whether the damage or destruction entitles Sublessor to terminate this Sublease, and if so whether Sublessor intends to terminate the Sublease, or (ii) whether Sublessor believes, in good faith, that within one hundred twenty (120) days following the damage or destruction, Sublessor will be able to complete the restoration of the Building. If such notice indicates that Sublessor intends to terminate the Sublease (and Sublessor is entitled to do so under this Section), or that restoration of the Building is not likely to be fully completed within one hundred twenty (120) days of the casualty, then Sublessee shall be entitled to terminate this Sublease effective upon thirty (30) days’ prior written notice to Sublessor.

6

Exhibit 7.1(h)(i)

14.3 Termination of Rent Obligation. Upon any termination of this Sublease under the provisions of this Section 14, all Rent shall be adjusted as of the date of such termination, and each party shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Subleased Premises to Sublessor, except for items which have accrued prior to such termination and are then unpaid.

15. Condemnation.

15.1 If substantially all of the Subleased Premises shall be taken under the power of eminent domain then the term of this Sublease shall cease as of the day possession shall be taken and the Rent shall be paid up to that day with a proportionate refund by Sublessor of any Rent that may have been paid in advance.

15.2 Partial Taking. If any portion of the Subleased Premises is condemned or taken by any public authority under the power of eminent domain or deed in lieu thereof, so that there is a material impact on Sublessee’s ability to conduct its business at the Subleased Premises, as reasonably determined by both parties, then either Sublessor or Sublessee shall have the right, as of the day possession shall be taken by such public authority, to terminate this Sublease by written notice to the other, and all Rent shall be paid to the date of such possession or proportionate refund made by Sublessor if such Rent has been paid in advance. If neither party elects to terminate the Sublease by reason of such condemnation, the Rent shall be reduced by the proportion of the Subleased Premises taken by such condemnation, if any, in addition, Sublessor shall make all necessary repairs or alterations so as to constitute the remaining part of the Subleased Premises a complete architectural unit. All damages for such taking, whether for a whole or a part of the Subleased Premises, shall belong to and be the property of Sublessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Subleased Premises; provided however, that Sublessor shall not be entitled to any award made to Sublessee for loss of business, the cost of removing stock or trade fixtures or personal property, or other relocation expenses.

16. Assignment or Sublease; Subordination and Estoppel.

16.1 Sublessor Assignment. Sublessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Sublease and in the Project. Any such sale, transfer or assignment shall operate to release Sublessor from any and all liabilities under this Sublease arising after the date of such sale, assignment or transfer. Any such sale, transfer or assignment shall not affect Sublessee’s lease of the Subleased Premises and all related terms agreed herein.

7

Exhibit 7.1(h)(i)

16.2 Sublessee Assignment. Except as set forth in Section 16.3 below, the Sublessee shall not assign, in whole or in part, this Sublease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest in stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and in no event shall said such assignment or sublease ever release Sublessee or any guarantor from any obligation or liability hereunder. No permitted assignee or permitted sublessee of the Subleased Premises or any portion thereof may assign or sublet the Subleased Premises or any portion thereof.

16.3 Conditions of Assignment. If Sublessee desires to assign or sublet all or any part of the Premise, it shall so notify Sublessor at least thirty (30) days in advance of the date on which Sublessee desires to make such assignment or sublease. Sublessee shall provide Sublessor with a copy of the proposed assignment or sublease and such information as Sublessor might request concerning the proposed sublessee or assignee to allow Sublessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Sublessor’s receipt of Sublessee’s proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Sublessor shall have the following options: (i) consent to the proposed assignment or sublease, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) refuse, in its reasonable discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Sublessor gives Sublessee written notice providing otherwise. Notwithstanding the foregoing, Sublessee shall have the right, without Sublessor’s consent, to sublet the Subleased Premises or assign its rights under this Sublease to Sublessee’s parent company or to a subsidiary or affiliate controlled by Sublessee or its parent company (each a “Subsidiary”) provided Sublessee provides the notice required above and provides such information about the entity as Sublessor may reasonably require.

16.4 Subordination. This Sublease shall be subject and subordinate to each mortgage covering the Building or any or all of the Subleased Premises (and each renewal, modification, consolidation, replacement or extension thereof) or other similar instrument of encumbrance now or hereafter existing subject; provided, however, that Sublessor shall obtain from any such mortgagee a non-disturbance agreement providing that notwithstanding the default of Landlord or Sublessor under such mortgage, or the foreclosure of the lien thereof, or the grant of a deed in lieu of foreclosure, this Sublease shall continue in full force and effect upon the terms, conditions, covenants and agreements herein contained so long as Sublessee is not in default hereunder beyond any applicable notice or cure period. Sublessee shall promptly and, in any event, within ten (10) business days after the request of Sublessor or any mortgagee execute, acknowledge and deliver such further reasonable instrument or instruments evidencing such subordination provided that such instrument does not conflict with or modify the terms of this Sublease and such mortgagee executes the non-disturbance agreement referenced herein.

8

Exhibit 7.1(h)(i)

16.5 Attornment. In the event of foreclosure of any mortgage or deed in lieu thereof (or termination of an instrument having substantively the same effect), Sublessee will, upon request, attorn to and acknowledge the purchaser (or successor holder of such instrument) as Sublessor hereunder.

16.6 Estoppel Certificates. Either party shall within ten (10) days after being requested to do so by the other party or any mortgagee, execute, acknowledge and deliver to the requesting party (or, at such party’s request, to any existing or prospective purchaser, transferee, assignee or mortgagee) an instrument, certifying (a) that this Sublease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (b) as to the dates to which Rent and other charges owing hereunder have been paid; (c) as to the amount of any prepaid rent or any credit due to the other party hereunder; (d) the date on which the Term commenced; (e) as to whether any notice of default has been given by either party which default has not been cured; and, (f) as to any other fact or condition reasonably requested by the requesting party or such other addressee; and acknowledging and agreeing that any statement contained in such certificate may be relied upon by the requesting party and any other such addressee.

17. Indemnification. Subject to the provisions of Section 9 of this Sublease and except to the extent caused by the misconduct or negligence of Sublessor or Landlord, or their respective agents, employees or contractors, Sublessee agrees to indemnify, defend and hold harmless Sublessor and Landlord, and their shareholders, members, officers, directors, agents, employees and contractors, from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties for injuries to any person and/or damage to or theft or misappropriation or loss of property occurring in or about the Subleased Premises and arising from the use and occupancy of the Subleased Premises by Sublessee or from any activity permitted or suffered by Sublessee in or about the Subleased Premises, or due to any other act or omission of Sublessee, its subtenants, assignees, invitees, employees, contractors and agents. In addition, Sublessee shall have no obligation to indemnify Sublessor under this Section 17 in the event that any such claim is based wholly on the failure of Sublessor to perform any of its affirmative obligations under this Sublease or the failure of Landlord to perform any of its affirmative obligations under the Master Lease. The furnishing of insurance required hereunder shall not be deemed to limit Sublessee’s obligations under this Section 17.

18. Inspection and Access. Sublessor and its agents, representatives, and contractors may enter the Subleased Premises upon written notice as hereinafter described to inspect the Subleased Premises and to make such repairs as may be required or permitted pursuant to this Sublease and for any other business purposes. Sublessor and Sublessor’s representatives may enter the Subleased Premises during the last nine (9) month of the lease term during business hours for the purpose of showing the Subleased Premises to prospective purchasers or prospective tenants. Sublessor may erect a suitable sign on the Subleased Premises stating the Subleased Premises are available to let or that the Project is available for sale. Sublessor and/or Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Subleased Premises, provided that no such easement, dedication, designation or restriction materially adversely interferes with Sublessee’s use or occupancy of the Subleased Premises. At Sublessor’s request, Sublessee shall execute such instruments as may be necessary for such easements, dedications or restrictions. Except for an emergency, Sublesssor shall provide Sublessee commercially reasonable advance notice of any entry into the Subleased Premises hereunder. Sublessor shall use commercially reasonable efforts to minimize any disruption in Sublessee’s use of the Subleased Premises which may be caused by any entry into the Subleased Premises hereunder.

9

Exhibit 7.1(h)(i)

19. Quiet Enjoyment. If Sublessee materially performs all of the covenants and agreements herein required to be performed by Sublessee, Sublessee shall, subject to the terms of this Sublease, at all times during the Term, have peaceful and quiet enjoyment of the Subleased Premises against Sublessor, Landlord or any person claiming by, through or under Sublessor or Landlord.

20. Surrender. Upon termination of the Term or earlier termination of Sublessee’s right of possession, Sublessee shall surrender the Subleased Premises to Sublessor in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 16 and 17 excepted. Any property not removed by Sublessee as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Sublessor at Sublessee’s expense, and Sublessee waives all claims against Sublessor for any damages resulting from Sublessor’s retention and disposition of such property. All obligations of Sublessee hereunder not fully performed as of the termination of the Term shall survive the termination of the Term, including without limitation, indemnity obligations, payment obligations and all obligations concerning the condition and repair of the Subleased Premises.

21. Holding Over. In the event Tenant remains in possession of the Subleased Premises after the expiration of the term of this Sublease without the execution of a new sublease but with the acquiescence of Sublessor, it shall be deemed to be occupying said premises as a tenant from month to month, subject to all the conditions, provisions and obligations of this Sublease insofar as the same can be applicable to a month to month tenancy. Notwithstanding the foregoing, Sublessee shall pay Sublessor Rent during the holdover period in an amount equal to one hundred fifty percent (150%) of the Rent in effect on the termination date. The provisions of this Section 21 is not intended and shall not be construed to extend the term of this Sublease beyond the expiration date of the Master Lease.

22. Events of Default.

22.1 Each of the following events shall be an event of default (“Event of Default”) by Sublessee under this Sublease:

(i) Sublessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due, provided, however, that Sublessee shall not be deemed in default hereunder until Sublessor has given Sublessee five (5) days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period or four times over the term of the Sublease.

10

Exhibit 7.1(h)(i)

(ii) Sublessee or any guarantor or surety of Sublessee’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Sublessee, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Sublessee, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Sublessee pursuant to this Sublease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted by this Sublease.

(iv) There shall occur any assignment, subleasing or other transfer of Sublessee’s interest in or with respect to this Sublease except as otherwise permitted in this Sublease.

(v) Sublessee shall fail to discharge any lien placed upon the Subleased Premises in violation of Sublessee’s obligations under this Sublease within thirty (30) days after any such lien or encumbrance is filed against the Subleased Premises, unless Sublessee supplies Sublessor with assurance reasonably acceptable to Sublessor that such lien will be discharged in due course.

(vi) Sublessee shall fail to comply with any provision of this Sublease other than those specifically referred to in this Section 22, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Sublessor shall have given Sublessee written notice of such default, provided, however, if such default cannot be cured within thirty (30) days, Sublessee shall have such longer period as is necessary to cure such default up to a maximum of sixty (60) additional days as long as Sublessee is diligently pursuing such cure and Sublessor is not prejudiced nor the Subleased Premises damaged by such delay.

22.2 Notwithstanding anything herein to the contrary, nothing herein shall be construed as an obligation for Sublessee to operate its business in the Subleased Premises. Sublessee shall have the right to remove Sublessee’s property and cease operations in the Subleased Premises at any time provided, however, Sublessee has made arrangements reasonably acceptable to Sublessor to (a) insure that Sublessee’s insurance for the Subleased Premises will not be voided or cancelled with respect to the Subleased Premises as a result of such vacancy, (b) insure that the Subleased Premises are secured and not subject to vandalism, and (c) insure that the Subleased Premises will be properly maintained after such vacation and that the right to cease to operate its business shall not affect Sublessee’s obligation to pay all amounts due hereunder. If Sublessee does cease voluntarily to operate its business on the Subleased Premises for a period of ninety (90) consecutive days, then Sublessor shall have the right at its sole option to terminate this Sublease by giving Sublessee written notice at least sixty (60) days in advance of the termination date.

11

Exhibit 7.1(h)(i)

23. Sublessor’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing and Sublessee has not made reasonable steps to cure such default, Sublessor may at any time thereafter at its election: terminate this Sublease or Sublessee’s right of possession, (but Sublessee shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Sublease or termination of Sublessee’s right of possession, it shall be lawful for Sublessor, without formal demand or notice of any kind, to re-enter the Subleased Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Sublessee and all persons and property therefrom. If Sublessor re-enters the Subleased Premises, Sublessor shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Subleased Premises.

If Sublessor terminates this Sublease by reason of an Event of Default, Sublessor may recover from Sublessee the sum of: all Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Subleased Premises, including without limitation brokerage fees and/or leasing commissions incurred by Sublessor, and costs of removing and storing Sublessee’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Subleased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Sublessor in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Rent and other amounts payable by Sublessee under this Sublease as would otherwise have been required to be paid by Sublessee to Sublessor during the period following the termination of this Sublease measured from the date of such termination to the expiration date stated in this Sublease, which shall be deemed not to exceed twelve (12) months over the present value of any net amounts which Sublessee establishes Sublessor can reasonably expect to recover by reletting the Subleased Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If the Subleased Premises are not relet, then Sublessee shall pay to Sublessor as reasonable damages a sum equal to the amount of the rental reserved in this Sublease for such period or periods, plus the cost of recovering possession of the Subleased Premises (including reasonable attorneys’ fees and costs of suit), the unpaid Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Sublessor to relet the Subleased Premises. If the Subleased Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Sublessor, the unpaid Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including reasonable attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Sublease to be paid, then Sublessee shall immediately satisfy and pay any such deficiency. Any such payments due Sublessor shall be made upon demand therefor from time to time and Sublessee agrees that Sublessor may file suit to recover any sums falling due from time to time.

12

Exhibit 7.1(h)(i)

Exercise by Sublessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Subleased Premises and/or a termination of this Sublease by Sublessor, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Sublessor and Sublessee. Any law, usage, or custom to the contrary notwithstanding, Sublessor shall have the right at all times to enforce the provisions of this Sublease in strict accordance with the terms hereof; and the failure of Sublessor at any time to enforce its rights under this Sublease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Sublease or as having modified the same. Sublessee and Sublessor further agree that forbearance or waiver by Sublessor to enforce its rights pursuant to this Sublease or at law or in equity, shall not be a waiver of Sublessor’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Sublessor of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Sublessor of any provision of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor. To the greatest extent permitted by law, Sublessee waives the service of notice of Sublessor’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Sublessee shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Sublease, are not restricted to their technical legal meanings. Any reletting of the Subleased Premises shall be on such term and conditions as Sublessor in its sole discretion may determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Subleased Premises, lease of less than the entire Subleased Premises to any tenant and leasing any or all other portions of the Project before reletting the Subleased Premises). Sublessor shall not be liable, nor shall Sublessee’s obligations hereunder be diminished because of, Sublessor’s failure to relet the Subleased Premises or collect rent due in respect of such reletting.

24. Sublessee’s Remedies/Limitation of Liability. Sublessor shall not be in default hereunder unless Sublessor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Sublessee specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary provided Sublessor continuously and in good faith pursues a cure of such default).

In the case of either: (a) Sublessor is in default under the Sublease or (b) an emergency situation requiring immediate repairs to the Building or the utilities are needed to enable Sublessee to continue to its operations and Sublessee has notified Sublessor of the need for such repairs and replacements and Sublessor is unable to respond; then in either case, Sublessee may take such commercially reasonable actions as Sublessee deems necessary to cure Sublessor’s default or make any necessary emergency repairs. If Sublessor fails to reimburse Sublessee for the reasonable costs, fees and expenses incurred by Sublessee in taking such curative actions within thirty (30) days after demand therefor, Sublessee shall have the right to terminate this Sublease with no penalty, and accompanied by an itemized list of supporting detail of the expenses of Sublessee or bring an action for damages against Sublessor to recover such costs, fees and expenses, together with interest thereon at the rate provided for in the Sublease, and reasonable attorneys’ fees incurred by Sublessee in bringing such action for damages. Sublessee shall have the right to set off any judgment received against Sublessor against the next installments of Rent due under this Sublease without limiting any other remedy of Sublessee.

13

25. Waiver of Jury Trial. SUBLESSEE AND SUBLESSOR WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SUBLESSOR AND SUBLESSEE ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

26. Mechanic’s Liens. Sublessee has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Sublessor or Sublessee in, the Subleased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Sublessee, including those who may furnish materials or perform labor for any construction or repairs. Sublessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Subleased Premises and that it will save and hold Sublessor harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Sublessor in the Subleased Premises or under this Sublease. Sublessee shall give Sublessor immediate written notice of the placing of any lien or encumbrance against the Subleased Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Sublessee may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Sublessee causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Sublessor within such thirty (30) day period.

27. Environmental Requirements. Except for Hazardous Material contained in products used by Sublessee in de minimis quantities for ordinary cleaning and office purposes and in the ordinary course of Sublessee’s business, Sublessee shall not permit or cause any party to bring any Hazardous Material upon the Subleased Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Subleased Premises without Sublessor’s prior written consent. Sublessee, at its sole cost and expense, shall operate its business in the Subleased Premises in strict compliance with all Environmental Requirements and shall remediate in compliance with all Environmental Requirements any Hazardous Materials released on or from the Subleased Premises by Sublessee, its agents, employees, contractors, subtenants or invitees. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Subleased Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Sublessee is and shall be deemed to be the “operator” of Sublessee’s “facility” and the “owner” of all Hazardous Materials brought on the Subleased Premises by Sublessee, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom during the Term.

14

Exhibit 7.1(h)(i)

Sublessee shall indemnify, defend, and hold Sublessor harmless from and against any and all losses (including, without limitation, diminution in value of the Subleased Premises and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, reasonable attorneys’ fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Sublessor as a result of any breach of the requirements under this Section 27 by Sublessee which is not cured by Sublessee after notice from Sublessor under Section 22(vi) above; the violation of any Environmental Requirements by Sublessee or its agents, employees, contractors, or invitees, or release of any Hazardous Materials on or from the Subleased Premises by Sublessee, its agents, employees, contractors or invitees. The obligations of Sublessee under this Section 27 shall survive any termination of this Sublease.

Sublessor shall indemnify, defend, and hold Sublessee harmless from and against any and all losses, claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, reasonable attorneys’ fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Sublessee as a result of any release of Hazardous Materials contrary to the Environmental Requirements at the Property prior to the Commencement Date, as a result of the violation of any Environmental Requirements by Sublessor, or release of any Hazardous Materials on or from the Subleased Premises by Sublessor, its agents, employees, contractors or invitees after the Commencement Date. The obligations of Sublessor under this Section 27 shall survive any termination of this Sublease.

Sublessor shall have access to, and a right to perform inspections and tests of, the Subleased Premises to determine Sublessee’s compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Subleased Premises. Access shall be granted to Sublessor upon Sublessor’s reasonable prior notice to Sublessee and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Sublessee’s operations. Such inspections and tests shall be conducted at Sublessor’s expense, unless such inspections or tests reveal that Sublessee has not complied with any Environmental Requirement, in which case Sublessee shall reimburse Sublessor for the reasonable cost of such inspection and tests. Sublessor’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Sublessor holds against Sublessee.

15

Exhibit 7.1(h)(i)

The parties hereby expressly acknowledge and agree that nothing herein shall be construed as creating any liability, obligation, covenant, representation or warranty upon Sublessee whatsoever for any environmental or other condition that may have existed on, at, under or in the vicinity of the Subleased Premises prior to the Commencement Date of this Sublease. Sublessor hereby releases and discharges Sublessee and Sublessee’s Parties from any and all claim, costs, damages, fines, judgments, penalties, losses, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) of any kind, whether known or unknown, which Sublessor had, has or at any time may have based any matter or thing arising out of the environmental, health, safety or other condition on, at, under or in the vicinity of the Subleased Premises which existed prior to the Commencement Date, is unrelated to Sublessee’s use of the Subleased Premises, and is not caused by Sublessee, its agents, employees, contractors, or invitees.

28. Zoning Representation. Sublessor represents and warrants to Sublessee that to its knowledge as of the date hereof, the Subleased Premises and the Sublessor’s use of same were permitted under applicable laws and ordinances.

29. Security Service. Sublessee acknowledges and agrees that Sublessor is not providing any security services with respect to the Subleased Premises and that Sublessor shall not be liable to Sublessee for, and Sublessee waives any claim against Sublessor with respect to, any loss by theft or any other damage suffered or incurred by Sublessee in connection with any unauthorized entry into the Subleased Premises or any other breach of security with respect to the Subleased Premises.

30. Force Majeure. Except for the monetary obligations of Sublessor and Sublessee hereunder, neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, wars, acts of terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party (“Force Majeure”).

31. Entire Agreement. This Sublease constitutes the complete and entire agreement of Sublessor and Sublessee with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Sublessor or Sublessee, or anyone acting on behalf of Sublessor or Sublessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Sublease. This Sublease may not be amended except by an instrument in writing signed by both parties hereto.

32. Severability. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby. It is also the intention of the parties to this Sublease that in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there be added, as a part of this Sublease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

16

Exhibit 7.1(h)(i)

33. Brokers. Sublessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and Sublessee agrees to indemnify and hold Sublessor harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessee with regard to this leasing transaction.

34. Miscellaneous.

34.1 Any payments or charges due from Sublessee to Sublessor hereunder shall be considered rent for all purposes of this Sublease.

34.2 If and when included within the term “Sublessee,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Sublessee.

34.3 All notices required or permitted to be given under this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Sublessor at Liberty Diversified International, Inc., 5600 North Highway 169, New Hope MN 55428. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

34.4 Except as otherwise expressly provided in this Sublease or as otherwise required by law, Sublessor retains the absolute right to withhold any consent or approval.

34.5 Neither this Sublease nor a memorandum of lease shall be filed by or on behalf of Sublessee in any public record. Sublessor may prepare and file and, upon request by Sublessor, Sublessee will execute a memorandum of lease.

34.6 The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease or any exhibits or amendments hereto.

34.7 The submission by Sublessor to Sublessee of this Sublease shall have no binding force or effect, shall not constitute an option for the leasing of the Subleased Premises, nor confer any right or impose any obligations upon either party until execution of this Sublease by both parties.

34.8 Words of any gender used in this Sublease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Sublease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Sublease, or any provision hereof, or in any way affect the interpretation of this Sublease.

17

Exhibit 7.1(h)(i)

34.9 Any amount not paid by Sublessee or Sublessor to the other within 10 days after its due date in accordance with the terms of this Sublease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year. It is expressly the intent of Sublessor and Sublessee at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Sublease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Sublease, or contracted for, charged, taken , reserved, or received with respect to this Sublease, then it is Sublessor’s and Sublessee’s express intent that all excess amounts theretofore collected by Sublessor or Sublessee be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Sublessee or Sublessor respectively), and the provisions of this Sublease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

34.10 Construction and interpretation of this Sublease shall be governed by the laws of the state of Minnesota.

34.11 Time is of the essence as to the performance of Sublessor’s and Sublessee’s obligations under this Sublease.

 34.12 All exhibits and addenda attached hereto are hereby incorporated into this Sublease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Sublease, such exhibits or addenda shall control.

35. Waiver of Sublessor’s Lien on Sublessee’s Fixtures. From time to time, some or all of Sublessee’s Trade Fixtures may be financed or owned by someone other than Sublessee. Sublessor agrees that Sublessee’s Property is not Sublessor’s property no matter how the same is affixed to the Subleased Premises or used by Sublessee and agrees to recognize the rights of the lender, owner, secured creditor or lessor, if any (“Secured Party”) of Sublessee’s Property. Sublessor hereby waives any claim arising by way of any Sublessor’s lien (whether created by statute or by contract) or otherwise with respect to Sublessee’s Property and agrees, if confirmation of said waiver is requested by Sublessee or Secured Party, to execute and deliver Sublessor’s lien waiver within fifteen (15) days from Sublessee’s or Secured Party’s reasonable request therefor.

18

Exhibit 7.1(h)(i)

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

SUBLESSEE:	SUBLESSOR:

HURCO USA, INC.	LIBERTY DIVERSIFIED INTERNATIONAL, INC.

By:___________________________	By:__________________________

Title:_________________________	Title:_________________________

[Signature Page to Sublease Agreement]

EXHIBIT A

BUILDING

A-1

Exhibit 7.1(h)(i)

EXHIBIT B

LEGAL DESCRIPTION OF PROJECT

Lot 5, Block 3, Waconia West Industrial Park, Carver County, Minnesota

B-1

Exhibit 7.1(h)(i)

ADDENDUM A

ATTACHED TO AND A PART OF

THE SUBLEASE AGREEMENT

DATED ___________ ___, 2015, BETWEEN

LIBERTY DIVERSIFIED INTERNATIONAL, INC.

and

HURCO USA, INC.

COMMENCEMENT DATE AGREEMENT

This COMMENCEMENT DATE AGREEMENT (this “Agreement”), dated _______________, is by and between Liberty Diversified International, Inc. a Minnesota corporation, having an office at 5600 North Highway 169, Minneapolis, MN (“Sublessor”), and Hurco USA, Inc., an Indiana corporation, having an office at 1400 Mill Lane, Waconia, MN 55387 (“Sublessee”).

WITNESSETH

WHEREAS, by sublease dated __________________ (the “Sublease”) Sublessor subleased to Sublessee certain premises having an address at 1400 Mill Lane, Waconia, MN 55387; and

WHEREAS, the Sublease contemplates that Sublessor and Sublessee will execute an agreement confirming the Commencement Date, Termination Date and the Expiration Date of the Sublease;

NOW THEREFORE, in consideration of the good and valuable consideration exchanged by the parties, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1.                  Defined Terms. All capitalized terms not otherwise defined in this Agreement shall have the definitions contained in the Sublease.

2.                  The Commencement Date. The Commencement date of the Sublease is hereby fixed at _______________________, all preconditions thereto having been satisfied or waived.

3.                  The Expiration Date. The Expiration Date of the term of the Sublease is hereby fixed at ___________________________.

4.                  The Termination Date. The Termination Date of the term of the Sublease is hereby fixed at ________________________.

5.                  Except as herein expressly modified, all of the terms, covenants, conditions and provisions of the Lease remain in full force and effect and binding upon all the parties.

Exhibit 7.1(h)(i)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Liberty Diversified International, Inc.
By_____________________ Name: Title:

Hurco USA, Inc.
By_____________________ Name: Title:

Exhibit 7.1(h)(ii)

ACCOUNTING SYSTEMS USE AGREEMENT

This Accounting Systems Use Agreement (this “Agreement”) is dated as of the __ day of __________, 2015, by and among Hurco USA, Inc., an Indiana corporation which intends to change its legal name to Milltronics USA, Inc. upon consummation of the sale and purchase transaction which is the subject of this Agreement (“Buyer”), Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Seller”) and Liberty Diversified International, Inc., a Minnesota corporation (“Shareholder” or “LDI”) (Buyer, Seller and LDI each a “Party” and collectively, the “Parties”).

WHEREAS, on and as of the date hereof, the Parties entered into that certain Asset Purchase Agreement pursuant to which Buyer purchased from Seller and Seller sold to Buyer certain of Seller’s assets used in connection with Seller’s business of the designing, development, manufacture, assembly and sale of Computer Numerical Control (“CNC”) milling and turning machines, lathes, CNC controls, machining centers and related accessories and peripheral equipment (the “Purchase Agreement”; terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement); and

WHEREAS, Buyer desires to retain LDI, and LDI agrees to be retained by Buyer, to provide the IT Services (as defined herein).

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                  IT Services. LDI agrees to provide to Buyer the services described on Exhibit A to this Agreement, on a basis consistent (e.g., level, quantity, quality and degree of care) with that provided by LDI to Seller prior to the Closing (the “IT Services”).

2.                  IT Service Fee and Pass-Through Costs. Buyer shall pay to LDI $15,000.00 per month for the IT Services (the “IT Services Fee”). The IT Services Fee shall be due monthly in advance and is non-refundable.

3.                  Further Assurances. In the event that Buyer identifies reasonable assistance or access needed during the Term in the areas of the IT Services not reflected in Exhibit A (and otherwise not contrary to Exhibit A), LDI agrees to provide such services or assistance on a reasonable basis with the same level, quantity, quality and degree of care at no increase in the IT Services Fee. To the extent Buyer seeks assistance or services not within the scope of the IT Services (“New Services”), Buyer acknowledges this Agreement does not oblige LDI to provide New Services and, to the extent LDI may agree to provide New Services, the cost will be negotiated at such time and be in addition to the IT Services Fee.

4.                  Term. The term of this Agreement shall commence on the date hereof and continue for six (6) months (the “Term”). At the expiration or earlier termination of the Term, all of the IT Services will be terminated (including without limitation, all access to and support regarding the networks, business systems, software, etc. that is included within the IT Services); provided that concurrently with or prior to termination of this Agreement for any reason other than Buyer’s failure to pay amounts due under this Agreement, upon a written request by Buyer, LDI shall cooperate with Buyer in making the transition to the successor software and/or services that Buyer shall use after this Agreement terminates or expires. Such cooperation shall include providing access to the Epicor system. This access can be granted to any computer already part of the LDI domain or any new computer that meets all of LDI’s security standards. Such cooperation does not include LDI providing any configuration, programming or testing services, being involved in the implementation of the new system, converting data, or incurring unreimbursed costs.

Exhibit 7.1(h)(ii)

a.                   The Term may be terminated early (i) at any time by Buyer giving at least ten (10) business days written notice to LDI, or (ii) by LDI if Buyer does not timely pay amounts due hereunder and fails to cure such default within ten (10) business days after written notice of a default is given to Buyer.

b.                  Payment obligations for the IT Services during any month in which IT Services are provided will be due notwithstanding a termination or expiration of the Term.

5.                  Mutual Confidentiality. In connection with this Agreement, a Party (the “Disclosing Party”) may provide the other Party (the “Receiving Party”) information that is confidential or proprietary in nature (the “Confidential Information”). The Receiving Party agrees that the Confidential Information of the Disclosing Party shall be kept confidential and not used for any purpose other than as authorized in connection with this Agreement or as otherwise authorized in writing by the Disclosing Party.

6.                  Relationship of the Parties. The Parties expressly acknowledge that no employment, partnership or joint venture relationship is created by this Agreement, and hereby agree that LDI, is, at all times during the Term, providing the IT Services to Buyer as an independent contractor.

7.                  No Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

8.                  Limitation of Liability. Notwithstanding anything to the contrary, neither Party shall be liable to the other or to any other person or entity for any indirect, special, consequential or punitive damages arising from a breach of this Agreement.

9.                  Miscellaneous. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter hereof. Buyer’s rights under this Agreement are nonassignable. The recitals appearing at the beginning of this Agreement are incorporated herein by this reference thereto. This Agreement shall be governed by the internal laws of Minnesota without regard to conflict of laws principles. The Parties agree that the terms and provisions of this Agreement embody their mutual intent, each Party has had the opportunity to negotiate its provisions and contribute to its drafting, and therefore, this Agreement is not to be construed more liberally in favor of, nor more strictly against, any Party.

Exhibit 7.1(h)(ii)

10.              Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

The Parties have executed this Agreement to be effective as of the date first set forth above.

HURCO USA, INC.	MILLTRONICS MANUFACTURING
(BUYER)	COMPANY, INC. (SELLER)

By: ____________________________________	By: ________________________________

Its: ____________________________________	Its: ________________________________

LIBERTY DIVERSIFIED INTERNATIONAL, INC.

(SHAREHOLDER/LDI)

By: ____________________________________

Its: ____________________________________

[Signature Page to Accounting Systems Use Agreement]

Exhibit 7.1(h)(ii)

Exhibit A

To

Accounting Systems Use Agreement

IT Services: The below referenced systems and software will be made available by LDI on an “as is” basis as of the Closing Date to Buyer. LDI shall have no obligation to implement or share any new enhancements or changes. LDI may implement enhancements or changes for itself and, at its sole discretion, may (or may not) share them with Buyer as part of the IT Services. If enhancements or changes implemented by LDI reasonably require the same to be utilized in providing the IT Services, LDI shall be entitled to include the same in the IT Services. LDI will use reasonable commercial efforts to perform maintenance and repairs of LDI’s systems and equipment necessary to perform the IT Services, which will be prioritized and scheduled consistent with LDI’s past practices. LDI will not provide administrative access to the network/computer/server assets but will make changes to the computers as requested by Buyer within a commercially reasonable timeframe.

IT Systems & Services

Function	Current LDI Process	Hurco’s Plan Post Close	LDI Transition Service
Epicor ERP	Utilized for all local ERP functions excluding LDI Shared Services (i.e. Payroll, AP, etc.).	Ownership of the business data transfers with the APA. Utilize Epicor for all MMC business transactions.	Licenses, software and hardware for both the U.S. and Taiwan.
Microsoft products including: • Active Directory • Exchange • Outlook • Lync • SharePoint • Office	90 Microsoft EA licenses designated for MMC are owned by LDI (not MMC).	Set up MMC employees on Hurco’s e-mail via webmail access. LDI can provide .pst or other e-mail history as needed for the transition.

After receipt by LDI of a written request from Buyer within the Term, LDI agrees to provide Buyer a downloaded copy of the mail files (pst file). One production mail file per employee will be provided. Previously created pst files in file shares will continue to reside there and will be accessible by employees but will not be included in the download. These products are under LDI agreements with vendors and will remain the property of LDI during and after the Term. Buyer will be responsible for acquiring the necessary licenses to run the Seller’s business after the Term.

[Signature Page to Accounting Systems Use Agreement]

Exhibit 7.1(h)(ii)

Solidworks/ePDM	Using Version 2015. Licenses are owned by LDI & include: -SW Pro (4) -SW Prem (1) SW Prem W Sim (1) SW Elec (2)	Convert files to Hurco vault for use on Hurco’s system.

Solidworks will continue to operate as is and will remain on site at the Seller’s business during the Term. Support for Solidworks is available from Buyer’s choice of third party at Buyer’s expense. LDI only provides the license. LDI can provide backups of the vault upon request by Buyer.

Citrix	Used to speed up remote access to Epicor.	Use with Epicor.	Licenses and infrastructure.
Milltronics.net web site		Transfer to Hurco with the APA.	Hosting and support services will be transferred within thirty days after close. Services are currently provided by LDI.
Site to site VPN tunnel	Managed by LDI	Hurco will create the VPN tunnel from Milltronics.	LDI will make appropriate changes to allow the new tunnel to Buyer. LDI will work together with Buyer to establish the new tunnel.
Qwest/Century Link Lines	Managed by LDI	Hurco will install circuit for their own separate MPLS network, timeframe dependent upon carrier.	LDI will have responsibility for the current LDI circuit during the Term. The two networks will not have any access to one another.
Cell Phones & Cell Phone Service Agreements	Managed by LDI	Phones & service transfer to Hurco with the APA (LDI to release all Milltronics phone numbers the week following close).

Mobile device contracts will be released by LDI within the same billing cycle as the close. These contracts will need to be picked up by Buyer prior to the next billing cycle.

LDI will provide a list of names and mobile numbers by carrier to Buyer. LDI to release mobile phone numbers (AT&T and Verizon) through those associated carrier to Hurco for consumption into Hurco established accounts.

Support Services	Managed by LDI	Communication plan between IT organizations to be set and commenced to ensure ease of transition services and maintain security.	Reasonable commercial efforts will be made to provide remote support services for existing hardware, software, or middleware used by Seller to operate the Business which continues to be used in a similar manner by Buyer to operate the Business. Limited on-site support will be provided in the case of emergencies excluding those caused by modifications or changes to the system that were not approved in advance by LDI.

[Signature Page to Accounting Systems Use Agreement]

For clarity, due to licensing considerations, data considerations, or other factors, services and access included within the IT Services does not include those services identified below and the same will not be available to Buyer through Seller or LDI as of or after the Closing. It is anticipated that Buyer will need to revert to using manual processes to track and process this information. Buyer’s access to system security will be limited to items pertaining to the Seller’s business.

Systems and Services Not Included in IT Services

Function	Current LDI Process	Hurco’s Plan Post Close	LDI Transition Service
MMC Waconia PC’s, Printers, Local Servicers & other local IT Infrastructure	Owned by LDI.	Ownership transferred to Hurco via the APA.	None. Any new or replacement hardware will be provided by Hurco.
JDE General Ledger, Accounts Payable & Fixed Assets			None (cancel automated interfaces to JDE at close).
JDEdwards 9.0 HR and Benefits			None.
Concur			None.
ADP Payforce			None.
Waconia Phone System	Managed by LDI	Transfers to Hurco with the APA.	None.
DID and Toll Free Numbers			None. LDI to sign release of DID and Toll free numbers to Hurco associated with Milltronics in order for Hurco to establish PRI services and accept assignment of phone numbers.
Adobe Creative Suite			None.
Trend Anti-virus			None.
Visio			None.

[Signature Page to Accounting Systems Use Agreement]

Exhibit 7.1(j)

WAIVER AND RELEASE

THIS WAIVER AND RELEASE, dated as of the 14th day of July, 2015 (the “Release”), is made by Liberty Diversified International, Inc., a Minnesota Corporation (“LDI”), Takumi Machinery Co., Ltd., a company limited by shares incorporated under the laws of the Republic of China (“Takumi-Tawain”), Takumi Machinery (Kunshan) Co., Ltd., a company incorporated in the People’s Republic of China (“Takumi-Kunshan”) and Milltronics (Jinan) Machine Tool Co., Ltd., a company incorporated in the People’s Republic of China (“Milltronics-Jinan” and together with LDI, Takumi-Tawain and Takumi-Kunshan, the “Releasors”), in favor of Hurco USA, Inc., an Indiana corporation (“Buyer”), and Hurco Companies, Inc., an Indiana corporation (“Hurco”).

WITNESSETH THAT:

WHEREAS, LDI, Buyer and Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Seller”), are parties to an Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Buyer is purchasing certain assets of Seller;

WHEREAS, LDI owns all of the issued capital stock of Seller;

WHEREAS, Takumi-Tawain, Takumi-Kunshan and Milltronics-Jinan are Affiliates (as such term is defined in the Purchase Agreement) of Seller;

WHEREAS, it is a condition to Buyer consummating the transactions contemplated by the Purchase Agreement (such consummation being called the “Closing”) that Buyer and Hurco receive this Release; and

WHEREAS, Releasors are receiving material benefits from the Closing and are therefore willing to execute and deliver this Release, and Buyer is relying on this Release in proceeding with the consummation of the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, to induce Buyer to undertake the Closing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Releasors hereby agree as follows:

1. Terms of Release. Releasors, for themselves and their respective affiliates, members, managers, officers, successors, agents, legal representatives and assigns (collectively, the “Releasing Parties”), irrevocably and unconditionally release and waive all claims, liabilities, obligations and causes of action of any nature whatsoever, known or unknown, suspected or unsuspected, liquidated or unliquidated, that any of them has or may have or might hereafter have or assert following the Closing against all or any of Buyer, Hurco and their respective Affiliates (collectively, the “Released Parties”) arising out of, related to, or in any way connected with or based upon, or in any way seeking to obtain payment of, any Intercompany Obligations owed or purported to be owed to all or any of Releasors (the “Released Claims”). The Released Claims include, without limiting in any respect the generality of the term, all claims based on the theory that any of the Released Parties assumed any of the Intercompany Obligations or is a successor to the liability of Seller thereon. The Releasing Parties will not pursue (in any legal, equitable or other action) any of the Released Parties for any Released Claims. The release and waiver granted to the Released Parties in this Section 1 does not in any respect release, waive, extinguish, alter or affect the liability and obligations of Seller to the Releasing Parties for the payment and satisfaction of any Intercompany Obligations. As used in this Section 1, the terms “Intercompany Obligations” and “Affiliates” shall have the meanings ascribed to them respectively in the Purchase Agreement.

Exhibit 7.1(j)

2. Representations and Warranties. RELEASORS REPRESENT, WARRANT AND ACKNOWLEDGE THAT THEY HAVE READ THIS RELEASE; THAT THEY HAVE SOUGHT THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS RELEASE; THAT COUNSEL HAS FULLY EXPLAINED EACH AND EVERY PROVISION OF THIS RELEASE; THAT THEY FULLY UNDERSTAND EACH AND EVERY PROVISION OF THIS RELEASE; THAT THEY HAVE NOT RELIED UPON REPRESENTATIONS OR STATEMENTS MADE BY ANY RELEASED PARTY OR ANY RELEASED PARTY'S AGENTS, REPRESENTATIVES, OR ATTORNEYS WITH REGARD TO THE SUBJECT MATTER, BASIS OR EFFECT OF THIS RELEASE; AND, THAT THEY HAVE VOLUNTARILY EXECUTED THIS RELEASE. Releasors further represent and warrant that they have full power and authority to release and waive the Released Claims and that they have not assigned any rights in connection therewith to any other person or entity.

3. Miscellaneous. This Release shall be binding upon the Releasing Parties to the benefit of the Released Parties. This Release shall be construed and interpreted under the laws of the State of Minnesota, without regard to its conflicts of law principles. RELEASORS HEREBY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS RELEASE. Each of the Released Parties may enforce any provision of this Release in its, his or her own name, with or without the concurrence of the remaining Released Parties. All of the words, clauses, sentences, paragraphs, and sections of this Release are distinct and severable. If any court of competent jurisdiction determines that this Release, or any part thereof, is void or unenforceable, such court shall, to the greatest extent permitted by applicable law, strike such words, clauses, sentences, paragraphs or sections of this Release as is minimally necessary to preserve the enforceability of this Release as a whole. The provisions so stricken from this Release shall not affect the validity, legality or enforceability of the remaining provisions of this Release and this Release, in its revised form, shall be construed and enforced as if this Release did not contain the provisions stricken therefrom.

Exhibit 7.1(j)

IN WITNESS WHEREOF, Releasors have executed and delivered this Release on the date set forth above.

LIBERTY DIVERSIFIED INTERNATIONAL, INC.

By: ____________________________________

Its: ____________________________________

TAKUMI MACHINERY CO., LTD.

By: ____________________________________

Its: ____________________________________

TAKUMI MACHINERY (KUNSHAN) CO., LTD.

By: ____________________________________

Its: ____________________________________

MILLTRONICS (JINAN) MACHINE TOOL CO., LTD.

By: ____________________________________

Its: ____________________________________

[Signature Page to Release (§7.1(j))]

Exhibit 7.1(l)

ESCROW AGREEMENT

This Escrow Agreement dated this ___ day of ________, 2015 (the “Escrow Agreement”), is entered into by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“ US Seller”); Takumi Machinery Co., Ltd., a company limited by shares incorporated under the laws of the Republic of China ( “Taiwan Seller”); Liberty Diversified International, Inc., a Minnesota corporation (“Shareholder”); Hurco USA, Inc., an Indiana corporation which intends to change its legal name to Milltronics USA, Inc. upon consummation of the sale and purchase transaction which is the subject of this Agreement (“ US Buyer”); Hurco Manufacturing Limited, a company limited by shares incorporated under the laws of the Republic of China (“Taiwan Buyer”); and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”). US Seller, Taiwan Seller, Shareholder, US Buyer and Taiwan Buyer are collectively referred to in this Escrow Agreement as the “Parties” and each, a ‘Party.”

RECITALS

A. Shareholder owns all of the issued capital stock of US Seller. Shareholder owns approximately 98.93% of the total issued shares of Taiwan Seller.

B. US Buyer, US Seller and Shareholder have entered into that certain Asset Purchase Agreement, dated as of July ___, 2015 (the “US Purchase Agreement”), providing for the acquisition of all or substantially all of the assets of US Seller by US Buyer. Taiwan Buyer, Taiwan Seller and Shareholder have entered into that certain Asset Purchase Agreement, dated as of ___________, 2015 (the “Taiwan Purchase Agreement”), providing for the acquisition of certain of the assets of Taiwan Seller by Taiwan Buyer. By its terms, the Taiwan Purchase Agreement shall not be effective unless and until the occurrence of Shareholder Approval (as defined in the Taiwan Purchase Agreement).

C. Shareholder, US Seller, US Buyer, Taiwan Seller, and Taiwan Buyer acknowledge that while separate transactions, the terms of the US Purchase Agreement and the Taiwan Purchase Agreement have been negotiated as an integrated acquisition arrangement. Closing on the US Purchase Agreement will occur on the date of this Escrow Agreement; closing on the Taiwan Purchase Agreement is expected to occur, subject to Shareholder Approval, on or before ____________, 2015.

D. To secure certain obligations of US Seller and Shareholder to US Buyer as set forth in the US Purchase Agreement, Related Agreements and Shareholder Related Agreements (as defined in the US Purchase Agreement), and to secure certain obligations of Taiwan Seller and Shareholder to Taiwan Buyer as set forth in the Taiwan Purchase Agreement, Related Agreements and Shareholder Related Agreements (as defined in the Taiwan Purchase Agreement), US Buyer, US Seller and Shareholder agree that a portion of the consideration to be paid to US Seller is to be delivered to the Escrow Agent to hold and distribute in accordance with the terms of this Escrow Agreement.

Exhibit 7.1(l)

E. US Buyer, US Seller, Taiwan Seller, Taiwan Buyer and Shareholder acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under the US Purchase Agreement or the Taiwan Purchase Agreement, that all references in this Escrow Agreement to the US Purchase Agreement or Taiwan Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

F. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the US Purchase Agreement or Taiwan Purchase Agreement as indicated, provided, however, that the Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. On the date hereof, in accordance with the Purchase Agreement, US Buyer shall deposit or cause to be deposited with the Escrow Agent $1,700,000 in immediately available funds (the “Escrow Amount”) to be held in escrow on behalf of the US Seller, Taiwan Seller and Shareholder in accordance with this Escrow Agreement. The Escrow Agent agrees to accept delivery of the Escrow Amount and to hold the Escrow Property in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Escrow Agreement. “Escrow Property” shall mean the cash (including the Escrow Amount) deposited in escrow on or after the date hereof, plus all interest and other payments thereon (or interest, payments or property exchanged therefor) received by the Escrow Agent, less any such cash or interest, payments or other property distributed or paid in accordance with this Escrow Agreement. The Escrow Agent will acknowledge receipt of the Escrow Amount in writing to the US Buyer and US Seller promptly after receipt.

Section 1.2. Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in the Wells Fargo Bank Money Market Deposit Account (MMDA) as set forth in Exhibit A hereto, or as set forth in any subsequent joint written instruction signed by Buyer and Seller. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property and shall be disbursed in accordance with Section 1.3 of this Escrow Agreement.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

2

Exhibit 7.1(l)

Section 1.3. Release of Escrow Property.

(a) Escrow Property. The Escrow Agent shall disburse the Escrow Property only in accordance with: (i) a written instrument delivered to the Escrow Agent that is executed by US Buyer and US Seller and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Property (“US Joint Written Instructions”); (ii) a written instrument delivered to the Escrow Agent that is executed by Taiwan Buyer and Taiwan Seller and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Property (“Taiwan Joint Written Instructions”); (iii) a final and non-appealable order of a court of competent jurisdiction or a final and binding arbitration order, a copy of which is delivered to the Escrow Agent by any of US Buyer, US Seller, Taiwan Buyer or Taiwan Seller (together with a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation), that instructs the Escrow Agent as to the disbursement of all or some of the Escrow Property, or (iv) the provisions of Sections 1.3(b), 1.3(c), 1.3(d) and 1.3(e) below.

(b) Disbursements of Escrow Property Related to US Purchase Agreement.

(i) At any time and from time to time prior to 11:59 p.m. Eastern Time on January 20, 2017 (the “Scheduled Disbursement Date”), if (x) US Buyer or other Indemnified Party under the US Purchase Agreement makes a claim for indemnity or otherwise pursuant to the US Purchase Agreement, US Buyer, on its behalf or on behalf of an Indemnified Party under the US Purchase Agreement shall deliver to the Escrow Agent, US Seller and Shareholder a written notice (an “US Escrow Notice”) setting forth the amount of such claim by US Buyer or other Indemnified Party (a “US Claim”) and setting forth in reasonable detail the nature and the basis for such US Claim. If the Escrow Agent has not received a written objection to such US Claim from the US Seller or Shareholder (a “US Dispute Notice”) by 5:00 P.M. Eastern Time, which US Dispute Notice shall set forth in reasonable detail the nature and the basis of any such objection, within thirty (30) calendar days following the US Notice Date (as defined below) with respect to an Escrow Notice, then on the thirty-first (31st) calendar day following the US Notice Date, or within two (2) business days thereafter, the Escrow Agent shall release, by wire transfer to an account or accounts designated by US Buyer in the US Escrow Notice (or otherwise delivered to the Escrow Agent in writing), an amount of funds from the Escrow Account equal to the lesser of (A) the amount of such US Claim and (B) the amount of remaining Escrow Property. The “US Notice Date” in respect of an Escrow Notice shall mean the later of (i) the date such US Escrow Notice is deemed given (under Section 4.3) to the Escrow Agent and (ii) the date such US Escrow Notice is deemed given (under Section 4.3) to the US Seller and Shareholder (provided US Buyer shall promptly confirm to the Escrow Agent in writing upon the Escrow Agent’s request the date such US Escrow Notice is deemed given to US Seller and Shareholder).

3

Exhibit 7.1(l)

(ii) Disputes. If US Seller or Shareholder deliver to the Escrow Agent a US Dispute Notice by 5:00 P.M. Eastern Time by the thirtieth (30th) calendar day following the US Notice Date in respect of an Escrow Notice, then the Escrow Agent shall not distribute to US Buyer or other Indemnified Party any portion of the Escrow Property that is the subject of the US Dispute Notice until the Escrow Agent receives either (A) US Joint Written Instructions authorizing the release to US Buyer of the portion of the Escrow Property that is the subject of the US Dispute Notice or (B) a final, non-appealable order of any court of competent jurisdiction or a final and binding arbitration order directing the release to US Buyer or other Indemnified Party of the portion of the Escrow Property that is the subject of the US Dispute Notice (together with a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation). Upon receipt of such written instructions or such order, as the case may be, the Escrow Agent shall promptly release to US Buyer, the lesser of (x) such amount of the Escrow Property subject to dispute in accordance with such US Joint Written Instructions or final order and (y) any amounts remaining in the Escrow Property.

(c) Disbursements of Escrow Property Related to Takumi Purchase Agreement.

(i) At any time and from time to time prior Scheduled Disbursement Date, if (x) Takumi Buyer or other Indemnified Party under the Takumi Purchase Agreement makes a claim for indemnity or otherwise pursuant to the Takumi Purchase Agreement, Takumi Buyer, on its behalf or on behalf of an Indemnified Party under the Takumi Purchase Agreement shall deliver to the Escrow Agent, Takumi Seller and Shareholder a written notice (an “Taiwan Escrow Notice”) setting forth the amount of such claim by Takumi Buyer or other Indemnified Party (a “Taiwan Claim”) and setting forth in reasonable detail the nature and the basis for such Taiwan Claim. If the Escrow Agent has not received a written objection to such Claim from the Takumi Seller or Shareholder (a “Taiwan Dispute Notice”) by 5:00 P.M. Eastern Time, which Taiwan Dispute Notice shall set forth in reasonable detail the nature and the basis of any such objection, within thirty (30) calendar days following the Taiwan Notice Date (as defined below) with respect to an Taiwan Escrow Notice, then on the thirty-first (31st) calendar day following the Taiwan Notice Date, or within two (2) business days thereafter, the Escrow Agent shall release, by wire transfer to an account or accounts designated by Takumi Buyer in the Taiwan Escrow Notice (or otherwise delivered to the Escrow Agent in writing), an amount of funds from the Escrow Account equal to the lesser of (A) the amount of such Taiwan Claim and (B) the amount of remaining Escrow Property. The “Taiwan Notice Date” in respect of an Taiwan Escrow Notice shall mean the later of (i) the date such Taiwan Escrow Notice is deemed given (under Section 4.3) to the Escrow Agent and (ii) the date such Taiwan Escrow Notice is deemed given (under Section 4.3) to the Takumi Seller and Shareholder (provided Takumi Buyer shall promptly confirm to the Escrow Agent in writing upon the Escrow Agent’s request the date such Taiwan Escrow Notice is deemed given to Takumi Seller and Shareholder).

4

Exhibit 7.1(l)

(ii) Disputes. If Takumi Seller or Shareholder deliver to the Escrow Agent a Taiwan Dispute Notice by 5:00 P.M. Eastern Time by the thirtieth (30th) calendar day following the Taiwan Notice Date in respect of an Taiwan Escrow Notice, then the Escrow Agent shall not distribute to Takumi Buyer or other Indemnified Party any portion of the Escrow Property that is the subject of the Taiwan Dispute Notice until the Escrow Agent receives either (A) Takumi Joint Written Instructions authorizing the release to Takumi Buyer of the portion of the Escrow Property that is the subject of the Taiwan Dispute Notice or (B) a final, non-appealable order of any court of competent jurisdiction or a final and binding arbitration order directing the release to Takumi Buyer or other Indemnified Party of the portion of the Escrow Property that is the subject of the Taiwan Dispute Notice (together with a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation). Upon receipt of such written instructions or such order, as the case may be, the Escrow Agent shall promptly release to Takumi Buyer, the lesser of (x) such amount of the Escrow Property subject to dispute in accordance with such Takumi Joint Written Instructions or final order and (y) any amounts remaining in the Escrow Property.

(d) Scheduled Disbursement Date; Release of Escrow Property. Prior to the Scheduled Disbursement Date, US Seller, Taiwan Seller and Shareholder shall deliver mutually agreed instructions designating each of the US Seller’s and Taiwan Seller’s percentage of interest in the Escrowed Funds (the “Seller Parties Apportionment”). Within two (2) business days following the Scheduled Disbursement Date, the Escrow Agent shall release to US Seller and the Taiwan Seller the Escrow Property as of such date in accordance with the Seller Parties Apportionment, less the aggregate amount of (1) the aggregate amount of any disbursements made to US Buyer under the US Purchase Agreement and to Taiwan Buyer under the Taiwan Purchase Agreement on or prior to the Scheduled Disbursement Date pursuant to this Section 1.3 plus (2) an amount equal to any Unresolved Claims as of the Scheduled Disbursement Date, per account instructions provided to Escrow Agent in writing. For purposes of this Escrow Agreement, the term “Unresolved Claims” shall mean, as of any date of determination, the aggregate amount of all US Claims and Taiwan Claims for which an US Escrow Notice or Taiwan Escrow Notice has been provided to the Escrow Agent and US Seller, Taiwan Seller and Shareholder and that are (A) the subject of an outstanding US Dispute Notice or Taiwan Dispute Notice as of such date of determination or (B) US Claims and Taiwan Claims for which an US Escrow Notice or Taiwan Escrow Notice has been delivered to the Escrow Agent and Shareholder and US Seller or Taiwan Seller but for which the applicable thirty (30)-day objection period has not expired as of such date of determination.

(e) Unresolved Claims. After the Scheduled Disbursement Date, promptly upon (A) the Escrow Agent’s receipt of (x) US Joint Written Instructions authorizing the release to US Buyer of any portion of Unresolved Claims, (y) Taiwan Joint Written Instructions authorizing the release to Taiwan Buyer of any portion of Unresolved Claims or (z) a final, non-appealable order of any court of competent jurisdiction or a final and binding arbitration order directing the disposition of any amounts underlying any Unresolved Claims that are the subject of a US Dispute Notice or Taiwan Dispute Notice (together with a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation), or (B) the expiration of the 30-day objection period for any Unresolved Claims for which no US Dispute Notice or Taiwan Dispute Notice has been delivered, the Escrow Agent shall release, by wire transfer to an account or accounts designated by US Buyer and Taiwan Buyer an amount of funds from the Escrow Account equal to the amount of such Unresolved Claim or Claims to be released to US Buyer or Taiwan Buyer as set forth in such US Joint Written Instructions or Taiwan Joint Written Instructions, court or arbitration order or, in the case of clause (B) above, US Escrow Notice or Taiwan Escrow Notice. After the Scheduled Disbursement Date and the resolution of all Unresolved Claims pursuant to this Section, any remaining portion of the Escrow Property not distributed to US Buyer under the US Purchase Agreement or Taiwan Buyer under the Taiwan Purchase Agreement pursuant to the immediately preceding sentence shall be released to US Seller and Taiwan Seller in accordance with the Seller Parties Apportionment as soon as reasonably practicable, but in any event within two (2) business days.

5

Exhibit 7.1(l)

Section 1.4. Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit B-4 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit B-4 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1, B-2, B-3 or B-4 or a rescission of an existing Exhibit B-1, B-2, B-3 or B-4 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.5. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by US Seller, whether or not such income was disbursed during such calendar year.

6

Exhibit 7.1(l)

(b) Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense has been finally adjudicated to have been caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.5(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.6. Termination. Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, without further action of the Parties, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.5(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

7

Exhibit 7.1(l)

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and, except in the case of the Escrow Agent’s gross negligence or willful misconduct, shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. If the Escrow Agent becomes involved in any action, claim or proceeding brought against the Escrow Agent in connection with this Escrow Agreement, the Escrow Agent shall be reimbursed as set forth in Section 3.1 for all reasonable and documented compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4, which contain authorized signer designations in Part I thereof.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. Solely as between the Parties, and without limitation of the Escrow Agent’s rights under this Section 3.1, each of the US Buyer and Taiwan Buyer, on the one hand, and the US Seller, Taiwan Seller and Shareholder, on the other hand, agree to bear one-half of any indemnification obligations under this Section 3.1.

8

Exhibit 7.1(l)

Section 3.2. Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect, PUNITIVE, or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its termination along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid on the date hereof and annually thereafter fifty percent (50%) by US Buyer and Taiwan Buyer and fifty present (50%) by US Seller, Taiwan Seller and Shareholder. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

9

Exhibit 7.1(l)

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives US Joint Written Instructions with respect to the subject matter of such conflict, disagreement or dispute, (ii) receives a final non-appealable order of any court of competent jurisdiction or a final and binding arbitration decision order with respect to the subject matter of such conflict, disagreement or dispute, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

10

Exhibit 7.1(l)

ARTICLE 4
MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

(a)                If to US Buyer:

Milltronics USA, Inc.

One Technology Way

P.O. Box 68180

Indianapolis, IN 46268-0180

Attention: President

Telephone: 317- 298-2603

Facsimile:

with a copy to:

Faegre Baker Daniels LLP

600 East 96th Street

Suite 600

Indianapolis, IN 46240

Attention: Stephen A. Claffey and Wendy W. Ponader

Telephone: 317-569-9600

Facsimile: 317-569-4800

11

Exhibit 7.1(l)

(b)               If to US Seller:

Milltronics CNC Machines

c/o Liberty Diversified International, Inc.

5600 North Highway 169

Minneapolis MN 55428

Attention: General Counsel

Telephone: 763-536-6627

Facsimile: 763-536-6696

with a copy to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Ann M. Ladd and Christopher J. Melsha

Telephone: 612-492-7000

Facsimile: 612-492-7077

(c)                If to Taiwan Buyer:

Hurco Manufacturing Limited

No.899, Sec. 2, Zhongshan Rd.,

Dajia Dist., Taichung City

437, Taiwan (R.O.C.)

Attention: Chairman

Telephone:

Facsimile:

with a copy to:

Faegre Baker Daniels LLP

600 East 96th Street

Suite 600

Indianapolis, IN 46240

Attention: Stephen A. Claffey and Wendy W. Ponader

Telephone: 317-569-9600

Facsimile: 317-569-4800

(d)               If to Taiwan Seller:

Takumi Machinery Co., Ltd.

c/o Liberty Diversified International, Inc.

5600 North Highway 169

Minneapolis MN 55428

Attention: General Counsel

Telephone: 763-536-6627

Facsimile: 763-536-6696

12

Exhibit 7.1(l)

with a copy to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Ann M. Ladd and Christopher J. Melsha

Telephone: 612-492-7000

Facsimile: 612-492-7077

(e)                If to Shareholder:

Liberty Diversified International, Inc.

5600 North Highway 169

Minneapolis MN 55428

Attention: President

Telephone: 763-536-6627

Facsimile: 763-536-6696

with a copy to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Ann M. Ladd and Christopher J. Melsha

Telephone: 612-492-7000

Facsimile: 612-492-7077

If to the Escrow Agent:

Wells Fargo Bank, National Association

625 Marquette Avenue, 11th Floor

Minneapolis, MN 55479

Attention: Chriss Garlick Reichow; Corporate, Municipal and Escrow Solutions

Telephone: 612-667-1480

Facsimile: 612-667-2160

E-mail: christine.l.garlick@wellsfargo.com

Section 4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

Section 4.5. Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

13

Exhibit 7.1(l)

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10 Publication; disclosure. By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement. If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so. If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[The remainder of this page left intentionally blank.]

14

Exhibit 7.1(l)

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

“US Seller”

MILLTRONICS MANUFACTURING
COMPANY, INC.

By: ________________________________

Title: ______________________________

“Taiwan Seller”

TAKUMI MACHINERY CO., LTD.

By: ________________________________

Title: ______________________________

“Shareholder”

LIBERTY DIVERSIFIED
INTERNATIONAL, INC.

By: ________________________________

Title: _____________________________

“US Buyer”

HURCO USA, INC.

By _________________________________

Title: _____________________________

“Taiwan Buyer”

HURCO MANUFACTURING LIMITED

By _________________________________

Title: _____________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By: _________________________

Title: _________________________

Signature Page to Escrow Agreement

Exhibit 7.1(l)

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Exhibit 7.1(l)

EXHIBIT B-1

[“___________”] certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of [“___________”], and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by [“___________”] for use in verifying that a funds transfer instruction received by the Escrow Agent is that of [“___________”].

[“___________”] has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, [“___________”] acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by [“___________”].

NOTICE: The security procedure selected by [“___________”] will not be used to detect errors in the funds transfer instructions given by [“___________”]. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that [“___________”] take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of [“___________”]

Name	Title	Telephone Number	E-mail Address	Specimen Signature

_______________	__________	________________	_____________	______________________

_______________	__________	________________	_____________	______________________

_______________	__________	________________	_____________	______________________

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

___________________	________________	________________	_________________

___________________	________________	________________	_________________

___________________	________________	________________	_________________

Exhibit 7.1(l)

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

[_] Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.

[_] CHECKbox, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

[_] Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1. [“___________”] understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. [“___________”] further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

[_] CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

[_] Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If [“___________”] wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If [“___________”] chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

[_] Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by [_] telephone call-back or [_] e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this ____ day of ___________, 20__.

By ________________________________________

Name:

Title:

Exhibit 7.1(l)

EXHIBIT B-2

[“___________”] certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of [“___________”], and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by [“___________”] for use in verifying that a funds transfer instruction received by the Escrow Agent is that of [“___________”].

[“___________”] has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, [“___________”] acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by [“___________”].

NOTICE: The security procedure selected by [“___________”] will not be used to detect errors in the funds transfer instructions given by [“___________”]. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that [“___________”] take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of [“___________”]

Name	Title	Telephone Number	E-mail Address	Specimen Signature

_______________	__________	________________	_____________	______________________

_______________	__________	________________	_____________	______________________

_______________	__________	________________	_____________	______________________

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

___________________	________________	________________	_________________

___________________	________________	________________	_________________

___________________	________________	________________	_________________

Exhibit 7.1(l)

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

[_] Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.

[_] CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

[_] Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2. [“___________”] understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. [“___________”] further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

[_] CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

[_] Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If [“___________”] wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If [“___________”] chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

[_] Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by [_] telephone call-back or [_] e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this ____ day of ___________, 20__.

By ________________________________________

Name:

Title:

Exhibit 7.1(l)

EXHIBIT C

FEES OF ESCROW AGENT

Acceptance fee	$1,000

A one-time fee for our initial review of governing documents, account set-up and customary duties and responsibilities related to the closing. This fee is payable at closing.

Annual administration fee	$5,000

A fee for customary administrative services provided by the escrow agent including daily routine account management; investment transactions, cash transactions processing (including wire and check processing), disbursement of funds in accordance with the agreement, tax reporting for one entity and providing account statements to the parties. The administration fee is payable annually in advance per escrow account established. The first installment of the administrative fee is payable at closing.

Out-of-pocket expenses	At cost

Out-of- pocket expenses will be billed as incurred at cost at the sole discretion of Wells Fargo.

Extraordinary services	Standard rate

The charges for performing services not contemplated at the time of execution of the governing documents or not specifically covered elsewhere in this schedule will be at Wells Fargo’s rates for such services in effect at the time the expense is incurred.

Assumptions

This proposal is based upon the following assumptions with respect to the role of escrow agent:

•	Number of escrow accounts to be established: One (1)

•	Number of tax reporting parties: One (1)

•	Number of parties to the transaction: Five (5) including escrow agent

•	Number of cash transactions: One deposit and up to 5 disbursements

•	Fees quoted assumes balances invested under the escrow agreement will be held in Wells Fargo Money Market Deposit Account

Terms and conditions

•	The recipient acknowledges and agrees that this proposal does not commit or bind Wells Fargo to enter into a contract or any other business arrangement, and that acceptance of the appointment described in this proposal is expressly conditioned on (1) compliance with the requirements of the USA Patriot Act of 2001, described below, (2) satisfactory completion of Wells Fargo’s internal account acceptance procedures, (3) Wells Fargo’s review of all applicable governing documents and its confirmation that all terms and conditions pertaining to its role are satisfactory to it and (4) execution of the governing documents by all applicable parties.

•	Should this transaction fail to close or if Wells Fargo determines not to participate in the transaction, any acceptance fee and any legal fees and expenses may be due and payable.

•	Legal counsel fees and expenses, any acceptance fee and any first year annual administrative fee are payable at closing.

Exhibit 7.1(l)

•	Any annual fee covers a full year or any part thereof and will not be prorated or refunded in a year of early termination.

•	Should any of the assumptions, duties or responsibilities of Wells Fargo change, Wells Fargo reserves the right to affirm, modify or rescind this proposal.

•	The fees described in this proposal are subject to periodic review and adjustment by Wells Fargo.

•	Invoices outstanding for over 30 days are subject to a 1.5% per month late payment penalty.

•	This fee proposal is good for 90 days.

Important information about identifying our customers

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account.

What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.

Exhibit 7.1(p)

July [●], 2015

Hurco USA, Inc.

One Technology Way

P.O. Box 68180

Indianapolis, IN 46268

Ladies and Gentlemen:

We have acted as special counsel to Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation ("Seller"), and Liberty Diversified International, Inc., a Minnesota corporation ("Shareholder"), in connection with that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), by and among the Seller, Shareholder and Hurco USA, Inc. ("Buyer"). This opinion letter is given pursuant to Section 7.1 (p) of the Purchase Agreement. Capitalized terms not otherwise defined in this letter have the same meanings as in the Purchase Agreement.

In connection with this opinion letter, we have reviewed copies, as presented, and represented as being such, to us by Seller and Shareholder, of the Purchase Agreement and the Related Agreements (collectively, the "Transaction Documents"). We have also reviewed copies, as presented, and represented as being such, to us by Seller and Shareholder, of the articles of incorporation and bylaws of Seller and Shareholder (each, as in effect on the date hereof), and certificates of officers of Seller and Shareholder delivered pursuant to Section 7.1 (c) of the Purchase Agreement. As to various matters of fact material to this opinion we have relied upon factual representations made by Seller and Shareholder and by others in the Transaction Documents and upon certificates or statements of officers of Seller and Shareholder provided to us, including any delivered to others in connection with the Closing. We have also relied upon certificates and statements of public officials. We have not verified or investigated such representations, certificates or statements, and we have not made any independent investigation of any factual matter. We have examined such law as in our experience we have deemed necessary in connection with the opinions hereinafter set forth.

Our opinions expressed below are limited to the laws of the State of Minnesota (excluding its conflict of laws principles). We express no opinion as to the laws of any other state or jurisdiction.

July [●], 2015

Our opinion in Paragraph 1 below is based upon certificates of good standing issued by the Secretary of State of Minnesota on July [●], 2015. Our opinions set forth below are also subject to the further assumptions, qualifications and exceptions set forth on Schedule A attached hereto.

Based upon and subject to the foregoing, it is our opinion as of this date that:

1.      Seller and Shareholder are each a corporation formed under the laws of the State of Minnesota and each is registered to do business as a corporation and is in good standing under the laws of the State of Minnesota.

2.      Each of Seller and Shareholder has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

3.      Each of Seller and Shareholder has duly authorized and validly executed and delivered each Transaction Document to which it is a party. The Transaction Documents constitute valid and binding obligations of Seller and Shareholder (as applicable), enforceable against each in accordance with their respective terms.

This opinion is rendered as of the date first written above solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. You may furnish this opinion (i) to your independent auditors and attorneys, (ii) to any Governmental Entity or authority having regulatory jurisdiction over you, (iii) pursuant to order or legal process of any court or Governmental Entity, or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Purchase Agreement; in each case for the purposes of information only on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result of such furnishing or otherwise.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By: _________________

Its: Vice President

 Exhibit 7.1(r)

SHAREHOLDER GUARANTY

THIS SHAREHOLDER GUARANTY (the “Guaranty”) is given as of July ___, 2015 (the “Effective Date”) by Liberty Diversified International, Inc., a Minnesota corporation (“Guarantor). Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Asset Purchase Agreement (“Purchase Agreement”), dated as of the Effective Date between Guarantor, Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Seller”) and Hurco USA, Inc., an Indiana corporation (“Buyer”).

RECITALS

WHEREAS, Guarantor owns all of the issued capital stock Seller.

WHEREAS, simultaneously with the execution and delivery of this Guaranty, Buyer will purchase from Seller a substantial portion of Seller’s assets pursuant to the Purchase Agreement.

WHEREAS, the Purchase Agreement provides that, as a condition to Buyer consummating the transactions contemplated by the Purchase Agreement and Related Agreements (collectively, the “Seller Agreements”), Guarantor is to execute and deliver to Buyer, and as an inducement to Buyer to do so, Guarantor is entering into and delivering this Guaranty to Buyer at the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees as follows:

1. Guaranty.

(a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, to Buyer the full and prompt payment and performance of all of the Seller Obligations. As used in this Guaranty, the term “Seller Obligations” means, collectively, all obligations and liabilities of Seller, whenever arising, to Buyer and to each other Indemnified Party for Losses with respect to which any Indemnified Party, pursuant to the terms of Article VI of the Purchase Agreement, makes a Claim (including without limiting the generality of the foregoing terms, any Claim based on fraud or intentional misrepresentation by Seller or Guarantor) or a Third-Party Claim, at any time after the Effective Date.

(b) Guarantor hereby further agrees that if Seller shall fail to pay or perform any of the Seller Obligations after Buyer shall have given a Claim Notice (with respect to a Claim) or a Third-Party Claim Notice (with respect to a Third-Party Claim), Guarantor will promptly pay and perform the same, without any other demand or notice whatsoever, and in the case of any extension of time of performance, the same will be performed in accordance with the terms of such extension. Guarantor agrees that its obligations under this Guaranty will not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment and performance in full of the Seller Obligations. To the fullest extent permitted by law, Guarantor hereby waives any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty. Guarantor also waives notice of acceptance of this Guaranty by Buyer and the other Indemnified Parties.

(c) The guaranty hereunder is a guaranty of payment and performance and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from, or enforce performance by Seller, or upon any other event, contingency or circumstance whatsoever. Notwithstanding any provision to the contrary contained in this Guaranty, (i) it shall be a condition to the enforcement of this Guaranty that Buyer and any other Indemnified Party seeking such enforcement (unless precluded from doing so by any action of Guarantor or Seller or a bankruptcy or insolvency proceeding with respect to which Seller is subject) shall have submitted a Claim Notice or a Third-Party Claim to Guarantor or Seller, as contemplated by Section 6.3 of the Purchase Agreement and as applicable to the particular Seller Obligation for which a claim is being made under this Guaranty, and shall have otherwise followed in all material respects the procedures set forth in Article VI to the extent such procedures are applicable to the Losses which are the subject of such particular Seller Obligation, and (ii) in seeking to enforce this Guaranty, Buyer and the other Indemnified Parties shall in all cases be subject to the limitations on Seller’s and Guarantor’s obligations under Article VI of the Purchase Agreement, including without limitation, the limitations set forth in Section 6.2 and Section 6.5 thereof.

Exhibit 7.1(r)

(d) Pursuant to the terms of the Purchase Agreement, Seller and Guarantor agree to be jointly and severally liable for the payment and performance of Seller Obligations. This Guaranty does not in any respect alter, change, amend, impair, diminish, terminate or otherwise affect in any way those joint and several liabilities of Seller and Guarantor. Instead, this Guaranty establishes an independent obligation and liability of Guarantor, as a guarantor of payment and performance of all of the Seller Obligations, including any of the Seller Obligations with respect to which for whatever reason Guarantor is or might not be directly liable.

(e) All amounts payable hereunder shall be paid in lawful money of the United States without any deduction or withholding, except as otherwise required by law.

2. Guarantor’s Obligations Unconditional. The covenants and agreements of Guarantor set forth in this Guaranty shall be direct and primary obligations of Guarantor and such obligations shall be absolute, irrevocable and unconditional under any and all circumstances, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations under this Guaranty) based upon any claim that Guarantor or any other person may have against Seller or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, the following (whether or not Guarantor or Seller shall have any knowledge or notice thereof):

(a) any failure, omission or delay on the part of Seller to conform or comply with any term of any of the Seller Agreements;

(b) any bankruptcy, insolvency, reorganization, arrangement, readjustment, marshaling of assets and liabilities, composition, liquidation or similar proceeding with respect to Seller or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(c) any termination or dissolution of Seller, any merger or consolidation of Seller into or with any other Person, any reorganization of Seller or any sale, lease or transfer of all or any of the assets of Seller to any other Person; or

(d) any change, direct or indirect, in ownership of any shares of capital stock of Seller.

Exhibit 7.1(r)

3. Waiver; No Subrogation.

(a) Guarantor waives, to the fullest extent allowed by law, all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, dishonor, nonpayment, and notice of default or demand in the case of default, and excepting therefrom only those notices called for in this Guaranty and in Article VI of the Purchase Agreement. Guarantor acknowledges that Buyer will rely upon this Guaranty in executing the Purchase Agreement and consummating the transactions contemplated by the Purchase Agreement. Guarantor accordingly waives any claim or defense based upon lack of consideration.

(b) Guarantor waives any requirement of law that Buyer must exhaust any remedy against Seller under the Purchase Agreement or any other agreement or instrument referred to therein.

(c) Guarantor agrees that any rights of subrogation and reimbursement that it may have against Seller shall be junior and subordinate to Buyer’s rights against Seller and any such other guarantor or pledgor.

4. Termination of Guaranty. This Guaranty is a continuing guaranty, and shall apply to all Seller Obligations whenever arising. Guarantor’s obligations under this Guaranty shall continue in full force and effect and this Guaranty shall not terminate until the Seller Obligations are fully paid and performed. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment, or any part thereof, of any of the Seller Obligations is rescinded or must otherwise be restored or returned by the recipient thereof upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller, or upon or as a result of the appointment of a custodian, receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made. Guarantor agrees that it will indemnify Buyer upon demand for all reasonable costs, damages and expenses (including, without limitation, reasonable fees of counsel) incurred by Buyer in connection with such rescission or restoration, including any such costs, damages and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5. Attorney’s Fees. Guarantor shall be liable for all attorneys’ fees, collection costs, and other expenses incurred by any Indemnified Party in any action or proceeding in which that Indemnified Party prevails in enforcing this Guaranty.

6. Miscellaneous.

(a) Successors and Assigns; Assignment; Modification. This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of Guarantor; provided, however, that Guarantor shall not assign or transfer this Guaranty or any of its interest or obligations hereunder without the prior written consent of Buyer, including by operation of law. This Guaranty shall inure to the benefit of the successors and assigns of Buyer, and Buyer’s rights and interests hereunder may be assigned by Buyer in whole or in part without the consent of Guarantor. This Guaranty may not be amended or modified except pursuant to a writing signed by Guarantor and Buyer.

(b) Failure or Delay Not Waiver; Remedies Cumulative. No failure or delay of Buyer in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Exhibit 7.1(r)

(c) Governing Law. This Guaranty shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Minnesota, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction.

(d) Advisors Consulted. Guarantor hereby acknowledges and agrees that it (a) has read this Guaranty in its entirety prior to executing it, (b) understands the provisions and effects of this Guaranty, and (c) has consulted with such attorneys, accountants, and other financial advisors as it has deemed appropriate in connection with the execution of this Guaranty.

(e) Notices. Any notice required or permitted under this Guaranty shall be made in accordance with the notice provisions in the Purchase Agreement.

(f) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Guaranty shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Guaranty.

(g) Further Assurances. Guarantor will promptly and duly execute and deliver to Buyer such further documents and assurances and take such further action as Buyer may from time to time reasonably request including, without limitation, any amendments hereto in order to establish and protect the rights, interests and remedies created or intended to be created in favor of Buyer under this Guaranty.

[Remainder of page intentionally left blank;
Signature appears on following page]

Exhibit 7.1(r)

IN WITNESS WHEREOF, Guarantor has executed this Shareholder Guaranty effective as of the Effective Date.

LIBERTY DIVERSIFIED INTERNATIONAL, INC.

By:
Name:
Title: